  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 30, 1998.
                                                     REGISTRATION NO. 333-
-------------------------------------------------------------------------------
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                ---------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                ---------------
     BAY VIEW CAPITAL              DELAWARE                  94-3078031
       CORPORATION                 DELAWARE                 APPLIED FOR
    BAY VIEW CAPITAL I             DELAWARE                 APPLIED FOR
   BAY VIEW CAPITAL II
                               (STATE OR OTHER            (I.R.S. EMPLOYER
(EXACT NAME OF REGISTRANT      JURISDICTION OF         IDENTIFICATION NUMBER)
   AS SPECIFIED IN ITS          INCORPORATION)
         CHARTER)

                1840 GATEWAY DRIVE, SAN MATEO, CALIFORNIA 94404
                                (650) 573-7300
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANTS' PRINCIPAL EXECUTIVE OFFICES)
                                ---------------
                                ROBERT J. FLAX
            EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                         BAY VIEW CAPITAL CORPORATION
                1840 GATEWAY DRIVE, SAN MATEO, CALIFORNIA 94404
                                (650) 573-7300
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                       OF AGENT FOR SERVICE OF PROCESS)
                                ---------------
                                  COPIES TO:

            CHRISTOPHER R. KELLY, P.C.                     ERIC S. HAUETER
         SILVER, FREEDMAN & TAFF, L.L.P.                  BROWN & WOOD LLP
            1100 NEW YORK AVENUE, N.W.                  555 CALIFORNIA STREET
              WASHINGTON, D.C. 20005               SAN FRANCISCO, CALIFORNIA 94104
                  (202) 414-6100                           (415) 772-1200
               (202) 682-0354 (FAX)                     (415) 397-4621 (FAX)

                                ---------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement as determined by market conditions.
                                ---------------
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                                ---------------
                        CALCULATION OF REGISTRATION FEE
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
                                                                              PROPOSED
                                                              PROPOSED        MAXIMUM
                                                              MAXIMUM        AGGREGATE      AMOUNT OF
          TITLE OF EACH CLASS OF             AMOUNT TO BE  OFFERING PRICE     OFFERING     REGISTRATION
      SECURITIES TO BE REGISTERED(1)        REGISTERED(1)    PER UNIT(1)    PRICE(1)(2)        FEE
-------------------------------------------------------------------------------------------------------
Debt Securities of Bay View Capital
 Corporation
 (the "Company")(3)(4)....................                       --
Serial Preferred Stock ("Preferred Stock")
 of the Company(5)........................                       --
Common Stock of the Company(5)(6).........                       --
Common Stock Warrants of the Company(7)...      (10)             --       450,000,000(10)    $132,750
Depositary Shares(5)(8)...................                       --
Trust Preferred Securities of Bay View
 Capital I and
 Bay View Capital II (the "Trusts")(5)....                       --
Guarantees of Trust Preferred
 Securities(9)............................                       --

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                                                       (Footnotes on next page)
  THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS
REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

-------------------------------------------------------------------------------
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

  Pursuant to Rule 429 under the Securities Act, the prospectus included in this Registration Statement is a combined prospectus relating also to Registration Statement No. 333-29757 previously filed by the Company under the Securities Act. This Registration Statement also constitutes post-effective amendment No. 1 to such Registration Statement No. 333-29757 and such post-effective amendment shall hereafter become effective concurrently with the effectiveness of this Registration Statement and in accordance with Section 8(c) of the Securities Act.

(Footnotes from previous page)

 (1) Not specified as to each class of securities to be registered pursuant to General Instruction II.D of Form S-3. Securities registered hereby may be offered for U.S. dollars or the equivalent thereof in foreign currencies, currency units or composite currencies. Securities registered hereby may be sold separately, together or in units with other securities registered hereby.

 (2) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o). The proposed maximum offering price will be determined from time to time by the applicable Registrant in connection with the issuance by such Registrant of the securities registered hereunder.

 (3) Debt Securities include senior Debt Securities, subordinated Debt Securities and junior subordinated Debt Securities. If any Debt Securities are issued at an original issue discount, then such greater amount as may be sold for an aggregate initial offering price of up to the proposed maximum aggregate offering price.

 (4) In addition to any Debt Securities that may be issued directly under this Registration Statement, there is being registered hereunder such indeterminate amount of Debt Securities as may be issued upon conversion or exchange of other Debt Securities, Preferred Stock, Depositary Shares or Trust Preferred Securities, for which no consideration will be received by the Registrants, and such aggregate principal amount of Debt Securities as may be issued and sold to any Trust in connection with the issuance by such Trust of its Trust Preferred Securities. Any Debt Securities sold to any Trust as aforesaid may be distributed, under certain circumstances, to the holders of its Trust Preferred Securities for no additional consideration.

 (5) Such indeterminate number of shares of Preferred Stock and Common Stock, and such indeterminate number of Depositary Shares and Trust Preferred Securities, as may be issued from time to time at indeterminate prices. In addition to any Preferred Stock, Depositary Shares, Common Stock and Trust Preferred Securities that may be issued directly under this Registration Statement, there are being registered hereunder such indeterminate number of shares of Preferred Stock and Common Stock, and such indeterminate number of Depositary Shares, as may be issued upon conversion or exchange of Debt Securities, Preferred Stock, Depositary Shares or Trust Preferred Securities, as the case may be, for which no separate consideration will be received by the Registrants.

 (6) The aggregate amount of Common Stock registered hereunder is limited, solely for purposes of any at the market offerings, to that which is permissible under Rule 415(a)(4) of the Securities Act. Each share of Common Stock being registered hereunder, if issued prior to the expiration of the Company's Stockholder Protection Rights Agreement or the redemption of the rights (the "Rights") to purchase Common Stock issued thereunder, will include one such Right.

 (7) Common Stock Warrants will represent rights to purchase Common Stock registered hereby.

 (8) Depositary Shares will represent fractional interests in shares of Preferred Stock registered hereby.

 (9) The Company is also registering hereby all other obligations that it may have with respect to the Trust Preferred Securities issued by any of the Trusts, including, without limitation, the Company's obligations with respect to such Trust Preferred Securities under such Trust's declaration of trust and the Company's indenture relating to the Debt Securities issued to such Trust, in each case as the same may be amended, restated or supplemented from time to time. No separate consideration will be received for any Guarantee.

(10) In addition to the proposed maximum offering price set forth above, a total $50,000,000 proposed maximum aggregate offering price of securities or, if any such securities are issued at an original issue discount, such greater amount as may be sold for an aggregate initial offering price of up to $50,000,000 (or the equivalent thereof in foreign currencies, currency units or composite currencies) is being carried forward from Registration Statement No. 333-29757 previously filed by the Company under the Securities Act; filing fees of $15,151.67 were previously paid to register such securities under such prior registration statement.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                SUBJECT TO COMPLETION, DATED SEPTEMBER 30, 1998
PROSPECTUS
                          BAY VIEW CAPITAL CORPORATION
              DEBT SECURITIES, PREFERRED STOCK, DEPOSITARY SHARES,
                     COMMON STOCK AND COMMON STOCK WARRANTS

                   BAY VIEW CAPITAL I AND BAY VIEW CAPITAL II
    TRUST PREFERRED SECURITIES GUARANTEED TO THE EXTENT SET FORTH HEREIN BY
                          BAY VIEW CAPITAL CORPORATION

                                  -----------
  Bay View Capital Corporation (the "Company") may from time to time offer and sell (i) its unsecured senior debt securities (the "Senior Debt Securities"), its unsecured subordinated debt securities (the "Subordinated Debt Securities") and its unsecured junior subordinated debt securities (the "Junior Subordinated Debt Securities" and, together with the Senior Debt Securities and the Subordinated Debt Securities, the "Debt Securities"); (ii) shares of its serial preferred stock, par value $.01 per share (the "Preferred Stock"), in one or more series; (iii) depositary shares (the "Depositary Shares") representing fractional interests in shares of Preferred Stock; (iv) shares of its common stock, par value $.01 per share (the "Common Stock"); and (v) warrants to purchase shares of Common Stock (the "Common Stock Warrants"). Unless otherwise stated in the applicable Prospectus Supplement (as defined herein), payment of the principal of the Subordinated Debt Securities of any series may be accelerated only in the case of certain events involving the bankruptcy, insolvency or reorganization of the Company or any Major Bank Subsidiary (as defined in the applicable Prospectus Supplement) of the Company, and no right of acceleration will exist with respect to the Subordinated Debt Securities of any series in the case of default in the payment of the principal of, or premium, if any, or interest, if any, on the Subordinated Debt Securities of such series or in the performance of any other covenant of the Company applicable to the Subordinated Debt Securities of such series. See "Description of Debt Securities--Events of Default; Limited Rights of Acceleration of Subordinated Debt Securities."

  Bay View Capital I and Bay View Capital II (the "Trusts"), each a statutory business trust created under the laws of the State of Delaware, may each offer preferred securities representing undivided beneficial interests in the assets of such Trust ("Trust Preferred Securities"). The payment of periodic cash distributions ("distributions") with respect to Trust Preferred Securities out of moneys held by the applicable Trust, and payment on liquidation, redemption or otherwise with respect to such Trust Preferred Securities, will be guaranteed by the Company to the extent described herein (a "Trust Preferred Securities Guarantee"). See "Description of Trust Preferred Securities Guarantees." Unless otherwise stated in the applicable Prospectus Supplement, the Company's obligations under a Trust Preferred Securities Guarantee will be subordinate and junior in right of payment to all other liabilities of the Company. A series of Junior Subordinated Debt Securities may be issued and sold to the applicable Trust, or a trustee of such Trust, in connection with the investment of the proceeds from the offering of the Trust Preferred Securities and Trust Common Securities (as defined herein, together, "Trust Securities") of such Trust. The Junior Subordinated Debt Securities purchased by a Trust may be subsequently distributed pro rata to holders of its Trust Preferred Securities and Trust Common Securities in connection with the dissolution of such Trust upon the occurrence of certain events as may be described in an accompanying supplement to this Prospectus (a "Prospectus Supplement"). A Trust Preferred Securities Guarantee, when taken together with the Company's other obligations under the Junior Subordinated Debt Securities sold to the applicable Trust, the Indenture (as defined herein) relating to such Junior Subordinated Debt Securities and the Declaration (as defined herein) of such Trust, including the Company's obligations to pay certain costs, expenses, debts and liabilities of such Trust (other than with respect to its Trust Securities), will provide a full and unconditional guarantee on a subordinated basis by the Company of payments due on the Trust Preferred Securities of such Trust.

  The Debt Securities, Preferred Stock, Depositary Shares, Common Stock, Common Stock Warrants and Trust Preferred Securities (collectively, the "Securities") may be offered from time to time for an aggregate initial public offering price of up to $500,000,000 (or the equivalent in foreign currencies, currency units or composite currencies (each, a "Currency")). The Securities may be offered independently or together in any combination for sale directly to purchasers or through dealers, underwriters or agents to be designated. The Debt Securities, Preferred Stock and Trust Preferred Securities may be convertible into or exchangeable for other Securities. The Securities will be offered to the public at prices and on terms determined at the time of offering. The Securities may be sold for U.S. dollars or other Currencies and any amounts payable by the Company or any Trust, as the case may be, in respect of the Securities may likewise be payable in U.S. dollars or other Currencies.
                                                   (continued on following page)
                                  -----------
     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
      AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
       SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                  -----------
     THESE DEBT SECURITIES ARE UNSECURED OBLIGATIONS OF THE COMPANY.  THESE
         SECURITIES ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED
             BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER
                        GOVERNMENTAL AGENCY OR INSTRUMENTALITY.
                                  -----------
                   The date of this Prospectus is     , 1998.

(continued from cover page)

  The Prospectus Supplement to this Prospectus sets forth (where applicable), with respect to the series or issue of Securities (the "Offered Securities") for which such Prospectus Supplement is being delivered: (i) the terms of any Debt Securities offered, including, where applicable, their title, ranking, aggregate principal amount, maturity, rate of interest (or method of calculation) and time of payment thereof, any redemption or repayment terms, the Currency or Currencies in which such Debt Securities will be denominated or payable, any index, formula or other method pursuant to which principal, premium, if any, or interest, if any, may be determined, any conversion or exchange provisions, the right of the Company, if any, to defer payment of interest on such Debt Securities and the maximum length of any such deferral period, and other specific terms not described in this Prospectus; (ii) the terms of any Preferred Stock offered, including, where applicable, the specific designation, number of shares, dividend rate (or method of calculation) and time of payment thereof, liquidation preference, any redemption or repayment terms, any conversion or exchange provisions, any voting rights, and other specific terms not described in this Prospectus;
(iii) the terms of any Depositary Shares offered which are not described in this Prospectus, including the fraction of a share of Preferred Stock represented by each such Depositary Share; (iv) the terms of any Common Stock Warrants offered, including where applicable, the exercise price, detachability, duration and other specific terms not described in this Prospectus; (v) the initial public offering price and the net proceeds to the Company and other specific terms related to the Offered Securities; and (vi) the terms of any Trust Preferred Securities offered, including, where applicable, the specific designation, number of Trust Preferred Securities, distribution rate (or method of calculation) and time of payment thereof, liquidation amount, any redemption or repayment terms, any conversion or exchange provisions, any voting rights, the right of the applicable Trust, if any, to defer payment of distributions on the Trust Preferred Securities and the maximum length of any such deferral period, and other specific terms not described in this Prospectus.

  This Prospectus may not be used to consummate sales of Securities unless accompanied or, to the extent permitted by applicable law, preceded by a Prospectus Supplement.

  The Securities may be offered through dealers, underwriters or agents designated from time to time, as set forth in the accompanying Prospectus Supplement. The Securities may be sold for U.S. dollars or other Currencies and any amounts payable by the Company in respect of the Securities may likewise be payable in U.S. dollars or other Currencies. Net proceeds from the sale of Securities will be equal to the purchase price in the case of a dealer, the public offering price less discount in the case of an underwriter or the purchase price less commission in the case of an agent, in each case less other expenses attributable to the issuance and distribution of the Securities. The Company and the Trusts may also sell Securities directly to investors on their own behalf. In the case of sales made directly by the Company or the Trusts, no commission will be payable. See "Plan of Distribution" for possible indemnification arrangements for dealers, underwriters and agents.

  Certain persons participating in an offering of Securities may engage in transactions that stabilize, maintain or otherwise affect the price of such Securities. Such transactions may include stabilizing and the purchase of such Securities to cover syndicate short positions. For a description of any such activities, see the applicable Prospectus Supplement.

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the Commission's Regional Offices in New York (Seven World Trade Center, 13th Floor, New York, New York 10048), and Chicago (Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661). Copies of these materials may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov. Reports, proxy statements and other information concerning the Company may also be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

  This Prospectus constitutes a part of a registration statement on Form S-3 (the "Registration Statement") filed by the Company and the Trusts with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus omits certain of the information contained in the Registration Statement in accordance with the rules and regulations of the Commission. Reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Company, the Trusts and the Securities. Statements contained herein concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed or incorporated by reference as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

  No separate financial statements of the Trusts have been included herein. The Company does not consider that such financial statements would be material to holders of the Trust Preferred Securities because (i) all of the voting securities of the Trusts will be owned, directly or indirectly, by the Company, a reporting company under the Exchange Act, (ii) the Trusts have no independent operations but exist for the sole purpose of issuing securities representing undivided beneficial interests in the assets of the respective Trusts and investing the proceeds thereof in Junior Subordinated Debt Securities issued by the Company, and (iii) the Company's obligations described herein and in any accompanying Prospectus Supplement under the applicable Trust Preferred Securities Guarantee, when taken together with the Company's other obligations under the Junior Subordinated Debt Securities sold to the applicable Trust, the Indenture relating to such Junior Subordinated Debt Securities and the Declaration of such Trust, including the Company's obligations to pay certain costs, expenses, debts and liabilities of such Trust (other than with respect to its Trust Securities), will provide a full and unconditional guarantee on a subordinated basis by the Company of payments due on the Trust Preferred Securities of such Trust. See "Description of Debt Securities" and "Description of Trust Preferred Securities Guarantees."

                          FORWARD-LOOKING STATEMENTS

  Certain statements included or incorporated by reference herein and in the accompanying Prospectus Supplement constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and are subject to a number of risks and uncertainties. Any such forward-looking statements contained or incorporated by reference herein or in the accompanying Prospectus Supplement should not be relied upon as predictions of future events. Certain such forward-looking statements can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "are expected to," "will," "will allow," "will continue," "will likely result," "should," "would be," "seeks," "approximately," "intends," "plans," "projects," "pro forma," "estimates" or "anticipates" or similar expressions or the negative thereof or other variations thereof or comparable terminology, or by discussions of strategy, plans or intentions. In addition, all information included or incorporated by reference herein and in the accompanying Prospectus Supplement with respect to projected results of operations, financial condition, financial performance or other financial or statistical matters constitute such forward-looking statements. Such forward-looking statements are necessarily dependent on assumptions, data or methods that may be incorrect or imprecise and they may be incapable of being realized and in some instances are based on consensus estimates of analysts not affiliated with the Company. In that regard, the following factors, among others and in addition to the matters discussed elsewhere in this Prospectus, the accompanying Prospectus Supplement and the documents incorporated or deemed to be incorporated by reference herein, could cause actual results and other matters to differ materially from those in such forward-looking statements: increases in defaults by borrowers and other loan delinquencies; increases in the provision for loan losses; deposit attrition, customer loss or revenue loss; failure by the Company to realize expected cost savings or revenue enhancements from the Merger (as hereinafter defined); costs or difficulties related to the integration of the businesses of the Company and AFEH (as hereinafter defined) and their respective subsidiaries; the Company's ability to sustain or improve the performance of its subsidiaries; the ability to identify suitable future acquisition candidates; changes in interest rates which may, among other things, adversely affect net interest margins and the level of prepayments on loans and mortgage-backed securities; competition in the banking, financial services and related industries; government regulation and tax matters; the outcome of pending or threatened legal or regulatory disputes and proceedings; credit and other risks of lending and investment activities; changes in conditions in the securities markets, including the value of the Common Stock; and changes in regional and national business and economic conditions and inflation. As a result of the foregoing, no assurance can be given as to future results of operations or financial condition or as to any other matters covered by any such forward-looking statements, and the Company wishes to caution prospective investors not to rely on any such forward-looking statements. The Company does not undertake, and specifically disclaims any obligation, to update any forward-looking statements, which speak only as of the date made.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents have been filed by the Company with the Commission and are incorporated herein by reference:

    1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997,

    2. The Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1998,

    3. The Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1998,

    4. The Company's Current Report on Form 8-K filed on January 20, 1998,

    5. The Company's Current Report on Form 8-K filed on March 3, 1998,

    6. The Company's Current Report on Form 8-K filed on May 14, 1998,

    7. The Company's Current Report on Form 8-K/A filed on June 15, 1998, amending the Current Report on Form 8-K/A, filed on June 12, 1998, amending the Current Report on Form 8-K/A, filed on May 6, 1998, amending the Current Report on Form 8-K, filed on April 30, 1998 (all such Current Reports being incorporated herein by reference),

    8. The Company's Current Report on Form 8-K filed on June 15, 1998,

    9. The Company's Current Report on Form 8-K filed on June 24, 1998,

   10. The Company's Current Report on Form 8-K filed on August 31, 1998, and

   11. The Company's Current Report on Form 8-K filed on September 30, 1998.

  All documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in the applicable Prospectus Supplement modifies or supersedes such statement. Any statement or document so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

  The Company will furnish without charge to each person to whom this Prospectus is delivered, upon request, a copy of any and all of the documents described above that are incorporated by reference herein other than exhibits to such documents which are not specifically incorporated by reference in such documents. Written or telephone requests should be directed to: Robert J. Flax, Esq., Executive Vice President, General Counsel and Secretary, Bay View Capital Corporation, 1840 Gateway Drive, San Mateo, California 94404 (telephone (650) 573-7300).

  No person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this Prospectus or an offer to sell or the solicitation of an offer to buy such securities in any jurisdiction where or to any person to whom it is unlawful to make such an offer or solicitation. Neither the delivery of this Prospectus or any Prospectus Supplement nor any sale made hereunder or thereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company or the Trusts since the date hereof or thereof or that the information contained or incorporated by reference herein or therein is correct as of any time subsequent to its date.

                                  THE COMPANY

GENERAL

  Bay View Capital Corporation (the "Company"), a Delaware corporation, is a diversified financial services company. The Company conducts its operations through the following subsidiaries: (i) Bay View Bank (the "Bank"), a federally chartered capital stock savings bank, (ii) Bay View Acceptance Corporation ("BVAC"), a Nevada corporation operating as a consumer finance company, and its subsidiaries Bay View Credit ("BVC") (formerly California Thrift & Loan), a California corporation, Ultra Funding, Inc. ("Ultra"), a California corporation, and LFS-BV, Inc., a Nevada corporation, and (iii) Bay View Commercial Finance Group ("BVCF") (formerly Concord Growth Corporation), a California corporation operating as a commercial finance company. The Company also owns Bay View Securitization Corporation ("BVSC"), a Delaware corporation formed for the purpose of issuing asset-backed securities through a trust, and Regent Financial Corporation ("Regent"), a California corporation providing data processing services.

  Effective January 2, 1998, the Company acquired America First Eureka Holdings, Inc. ("AFEH") and AFEH's wholly owned subsidiary, EurekaBank, a Federal Savings Bank ("EurekaBank"). Under the terms of the definitive merger agreement (the "Merger Agreement"), AFEH was merged into the Company, with the Company as the surviving corporation (the "Merger"), and EurekaBank was merged into the Bank, with the Bank as the surviving bank. At December 31, 1997, AFEH had $2.3 billion in assets and 36 retail banking branches operating throughout the San Francisco Bay Area.

  The Company's executive offices are located at 1840 Gateway Drive, San Mateo, California 94404, and its telephone number is (650) 573-7300. Unless otherwise indicated or unless the context otherwise requires, all references in this Prospectus and any Prospectus Supplement to the Company include Bay View Capital Corporation and its consolidated subsidiaries.

PENDING STRUCTURAL CHANGES

  In September 1998, the Bank filed an application with the Office of the Comptroller of the Currency to convert from a federally chartered savings bank to a national bank and, in connection therewith, the Company filed an application with the Federal Reserve Board (as defined herein) to become a bank holding company. Although there can be no assurance that these applications will be approved, management anticipates that the required approvals will be obtained and the transactions completed in the fourth quarter of 1998. Thereafter, the Company will be a bank holding company regulated by the Federal Reserve Board and the Bank will be a national bank regulated by the Office of the Comptroller of the Currency. Upon becoming a bank holding company, the Company will deregister as a savings and loan holding company with the Office of Thrift Supervision. Set forth below is a summary, which does not purport to be complete, of certain aspects of bank holding company regulation.

  Regulation of Bank Holding Companies. Bank holding companies are, and if the Company becomes a bank holding company, the Company will be, subject to comprehensive regulation by the Federal Reserve Board under the Bank Holding Company Act of 1956, as amended (the "BHCA"), and the regulations of the Federal Reserve Board. As a bank holding company, the Company will be required to file reports with the Federal Reserve Board and such additional information as the Federal Reserve Board may require, and will be subject to regular inspections by the Federal Reserve Board. The Federal Reserve Board also has extensive enforcement authority over bank holding companies, including, among other things, the ability to assess civil money penalties, to issue cease and desist or removal orders and to require that a bank holding company divest subsidiaries (including its bank subsidiaries). In general, enforcement actions may be initiated for violations of law and regulation as well as unsafe or unsound practices.

  Under Federal Reserve Board policy, a bank holding company must serve as a source of strength for its subsidiary banks. Under this policy the Federal Reserve Board may require, and has required in the past, bank holding companies to contribute additional capital to undercapitalized subsidiary banks.

  Under the BACH, a bank holding company must obtain Federal Reserve Board approval before, among other matters: (i) acquiring, directly or indirectly, ownership or control of any voting shares of another bank or bank holding company if, after such acquisition, it would own or control more than 5% of such shares (unless it already owns or controls the majority of such shares);
(ii) acquiring all or substantially all of the assets of another bank or bank holding company; or (iii) merging or consolidating with another bank holding company.

  As a savings and loan holding company, the Company is generally not subject to any activity restrictions, but as a bank holding company it will be subject to the activity limitations imposed on bank holding companies. The BHCA prohibits a bank holding company, with certain exceptions, from acquiring direct or indirect ownership or control of more than 5% of the voting shares of any company which is not a bank or bank holding company, or from engaging directly or indirectly in activities other than those of banking, managing or controlling banks, or providing services for its subsidiaries. The principal exceptions to these prohibitions involve certain non-bank activities which, by statute or by Federal Reserve Board regulation or order, have been identified as activities closely related to the business of banking or managing or controlling banks. The list of activities permitted by the Federal Reserve Board includes, among other things, operating a savings institution, mortgage company, finance company, credit card company or factoring company; performing certain data processing operations; providing certain investment and financial advice; underwriting and acting as an insurance agent for certain types of credit-related insurance; leasing property on a full-payout, non-operating basis; selling money orders, travelers' checks and United States savings bonds; real estate and personal property appraising; providing tax planning and preparation services; and providing securities brokerage services for customers. The scope of permissible activities may be expanded from time to time by the Federal Reserve Board. Such activities may also be affected by federal legislation.

  Dividends. The Federal Reserve Board has issued a policy statement on the payment of cash dividends by bank holding companies, which expresses the Federal Reserve Board's view that a bank holding company should pay cash dividends only to the extent that its net income for the past year is sufficient to cover both the cash dividends and a rate of earning retention that is consistent with the bank holding company's capital needs, asset quality and overall financial condition. The Federal Reserve Board also has indicated that it would be inappropriate for a company experiencing serious financial problems to borrow funds to pay dividends. Furthermore, under the prompt corrective action regulations adopted by the Federal Reserve Board, the Federal Reserve Board may prohibit a bank holding company from paying any dividends if any of the holding company's bank subsidiaries are classified as "undercapitalized."

  Repurchase or Redemption of Equity Securities. Bank holding companies are required to give the Federal Reserve Board prior written notice of any purchase or redemption of their outstanding equity securities if the gross consideration for the purchase or redemption, when combined with the net consideration paid for all such purchases or redemptions during the preceding 12 months, is equal to 10% or more of their consolidated net worth. The Federal Reserve Board may disapprove such a purchase or redemption if it determines that the proposal would constitute an unsafe or unsound practice or would violate any law, regulation, Federal Reserve Board order, or any condition imposed by, or written agreement with, the Federal Reserve Board. This notification requirement does not apply to any company that meets the well-capitalized standard for commercial banks, has a safety and soundness examination rating of at least a "2" and is not subject to any unresolved supervisory issues.

  Capital Requirements. The Federal Reserve Board has established capital requirements for bank holding companies that generally parallel the capital requirements for national banks and federal thrift institutions. As a savings and loan holding company, the Company is not subject to any minimum capital requirements.

                                  THE TRUSTS

  Each of Bay View Capital I and Bay View Capital II (each, a "Trust") is a statutory business trust created under Delaware law pursuant to (i) a trust agreement (as the same may be amended, supplemented or restated from time to time, a "Declaration") executed by the Company, as sponsor (the "Sponsor"), and certain of the Bay View Trustees (as defined herein) for such Trust and
(ii) the filing of a certificate of trust with the Delaware Secretary of State. Each Trust exists for the exclusive purposes of (i) issuing its Trust Preferred Securities and common securities representing undivided beneficial interests in the assets of such Trust (the "Trust Common Securities" and, together with the Trust Preferred Securities, the "Trust Securities"), (ii) investing the gross proceeds of its Trust Securities in a specific series of Junior Subordinated Debt Securities and (iii) engaging in only those other activities necessary or incidental thereto. All of the Trust Common Securities will be directly or indirectly owned by the Company. The Trust Common Securities of each Trust will rank pari passu, and payments will be made thereon pro rata, with the Trust Preferred Securities of such Trust except that upon an event of default under the Declaration of such Trust, the rights of the holders of its Trust Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of its Trust Preferred Securities. In connection with the issuance of Trust Preferred Securities by a Trust, the Company will, directly or indirectly, acquire Trust Common Securities of such Trust in an aggregate liquidation amount equal to approximately 3% of the total capital of such Trust. Each Trust's business and affairs will be conducted by the trustees (with respect to each Trust, the "Bay View Trustees") appointed by the Company, as the direct or indirect holder of all the Trust Common Securities of such Trust. Except in certain limited circumstances, the holder of the Trust Common Securities of a Trust will be entitled to appoint, remove or replace any of, and to increase or reduce the number of, the Bay View Trustees of such Trust. The duties and obligations of the Bay View Trustees of each Trust shall be governed by its Declaration. A majority of the Bay View Trustees (the "Regular Trustees") of each Trust will be persons who are employees or officers of or affiliated with the Company. One Bay View Trustee of each Trust will be a financial institution which will be unaffiliated with the Company and which shall act as property trustee and as indenture trustee (the "Property Trustee") of such Trust for purposes of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). In addition, unless the Property Trustee of a Trust maintains a principal place of business in the State of Delaware, and otherwise meets the requirements of applicable law, one Bay View Trustee of each Trust will have its principal place of business or reside in the State of Delaware (the "Delaware Trustee"). The Regular Trustees, Property Trustee and Delaware Trustee of a Trust may be different from the Regular Trustees, Property Trustee and Delaware Trustee of the other Trust. The Company will pay all fees and expenses related to the Trusts and the offering of Trust Securities. The payment of periodic distributions with respect to the Trust Preferred Securities of a Trust out of moneys held by such Trust, and payment on liquidation, redemption or otherwise with respect to the Trust Preferred Securities, will be guaranteed by the Company to the extent described herein. See "Description of Trust Preferred Securities Guarantees." Unless otherwise stated in the applicable Prospectus Supplement, the Company's obligations under each Trust Preferred Securities Guarantee will be subordinate and junior in right of payment to all other liabilities of the Company. The principal place of business of the Trusts shall be c/o Bay View Capital Corporation, 1840 Gateway Drive, San Mateo, California 94404 (telephone: (650) 573-7300).

                                USE OF PROCEEDS

  Unless otherwise described in the applicable Prospectus Supplement, the Company intends to use the net proceeds from the sale of the Securities offered hereby for general corporate purposes, which may include, among other things, the repayment of indebtedness, investments in or extensions of credit to its subsidiaries and the financing of acquisitions. Pending such application, such proceeds may be invested in short-term investments and marketable securities. The proceeds from the sale of Trust Securities will be invested by the respective Trusts in Junior Subordinated Debt Securities.

               CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

  The following table sets forth the consolidated ratios of earnings to fixed charges for the Company for the periods indicated. Earnings represent income from continuing operations before income taxes, fixed charges and extraordinary items. Fixed charges include interest expense and the portion of rental expense which approximates the interest component of lease payments (estimated at 20% of rental expense). Such information is qualified in its entirety by the more detailed financial information set forth in the Company's financial statements and notes thereto appearing in the documents incorporated herein by reference. See "Incorporation of Certain Documents by Reference."

                                         SIX MONTHS
                                       ENDED JUNE 30,                YEAR ENDED DECEMBER 31,
                                       --------------      ----------------------------------------------
                                        1998    1997        1997      1996      1995      1994      1993
                                       ------  ------      ------    ------    ------    ------    ------
Ratio of earnings to fixed charges:
 Including interest on customer
  deposits...........................   1.16x   1.23x       1.15x     1.12x     0.98x(1)  1.17x     1.18x
 Excluding interest on customer
  deposits...........................   1.43x   1.46x       1.29x     1.31x     0.96x(1)  1.35x     1.41x

--------
(1) Earnings were inadequate to cover fixed charges for the year ended December 31, 1995. The amount of the deficiency was $2,853,710.

                        DESCRIPTION OF DEBT SECURITIES

  The Company may issue Debt Securities either separately, or together with, or upon the conversion of or in exchange for, other Securities. The Debt Securities are to be either unsecured senior obligations (the "Senior Debt Securities") of the Company issued in one or more series, unsecured subordinated obligations (the "Subordinated Debt Securities") of the Company issued in one or more series, or unsecured junior subordinated obligations (the "Junior Subordinated Debt Securities") of the Company issued in one or more series. The Senior Debt Securities will be issued under an Indenture (the "Senior Indenture") to be entered into by the Company and a trustee (the "Senior Trustee") whose name will be set forth in the applicable Prospectus Supplement; the Subordinated Debt Securities will be issued under an Indenture (the "Subordinated Indenture") to be entered into by the Company and a trustee (the "Subordinated Trustee") whose name will be set forth in the applicable Prospectus Supplement; and the Junior Subordinated Debt Securities will be issued under an Indenture (the "Junior Subordinated Indenture") to be entered into by the Company and a trustee (the "Junior Subordinated Trustee") whose name will be set forth in the applicable Prospectus Supplement. The Senior Indenture, Subordinated Indenture and Junior Subordinated Indenture are hereinafter called, collectively, the "Indentures" and, individually, an "Indenture"; and the Senior Trustee, Subordinated Trustee and Junior Subordinated Trustee are hereinafter called, collectively, the "Trustees" and, individually, a "Trustee." The forms of the Indentures have been filed as exhibits to the Registration Statement. The terms of any series of Debt Securities will be those set forth in the applicable Indenture and such Debt Securities and those made part of such Indenture by the Trust Indenture Act. The summary of certain provisions of the Indentures and the Debt Securities set forth below and the summary of certain terms of a particular series of Debt Securities set forth in the applicable Prospectus Supplement do not purport to be complete and are subject to and are qualified in their entirety by reference to all of the provisions of the Indentures, which provisions of the Indentures (including defined terms) are incorporated herein by reference. Certain capitalized terms used herein and not defined are defined in the Indentures. As used in this "Description of Debt Securities," all references to the "Company" shall mean Bay View Capital Corporation, excluding, unless otherwise expressly stated or the context shall otherwise require, its subsidiaries.

  In the event that Junior Subordinated Debt Securities are issued to a Trust or a trustee of such Trust in connection with the issuance of its Trust Securities, such Junior Subordinated Debt Securities may subsequently be distributed pro rata to the holders of such Trust Securities in connection with the dissolution of such Trust upon the occurrence of certain events described in the Prospectus Supplement relating to such Trust Securities. Only one series of Junior Subordinated Debt Securities will be issued to a Trust or a trustee of such Trust in connection with the issuance of Trust Securities by such Trust.

  The following description of Debt Securities sets forth certain general terms and provisions of the series of Debt Securities to which any Prospectus Supplement may relate. Certain other specific terms of any particular series of Debt Securities will be described in the applicable Prospectus Supplement. To the extent that any particular terms of the Debt Securities described in a Prospectus Supplement differ from any of the terms described herein, then such terms described herein shall be deemed to have been superseded by such Prospectus Supplement.

GENERAL

  The Debt Securities may be issued from time to time in one or more series of Senior Debt Securities, one or more series of Subordinated Debt Securities and one or more series of Junior Subordinated Debt Securities. The Indentures do not limit the aggregate principal amount of Debt Securities which may be issued thereunder and provide that Debt Securities of any series may be issued thereunder up to an aggregate principal amount which may be authorized from time to time by the Company. Reference is made to the applicable Prospectus Supplement relating to the series of Debt Securities offered thereby for specific terms, including (where applicable): (1) the title or designation of such Debt Securities; (2) any limit on the aggregate principal amount of such Debt Securities; (3) the price or prices (expressed as a percentage of the principal amount thereof) at which such Debt Securities will be issued; (4) the date or dates on which the principal of such Debt Securities will be payable, or the method or methods, if any, by which such date or dates will be determined; (5) the rate or rates (which may be fixed or variable) at which such Debt Securities will bear interest, if any, or the method or methods, if any, by which such rate or rates are to be determined, the date or dates, if any, from which such interest will accrue, or the method or methods, if any, by which such date or dates are to be determined, and whether and under what circumstances Additional Amounts on such Debt Securities will be payable, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months; (6) the dates on which such interest, if any, will be payable and the record dates, if any, therefor and, if applicable, the manner in which such interest payments may be deferred; (7) the place or places where the principal of, premium, if any, and interest, if any, on such Debt Securities will be payable and the place or places where such Debt Securities may be surrendered for registration of transfer and exchange, if other than the Borough of Manhattan, The City of New York; (8) if applicable, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such Debt Securities may be redeemed at the option of the Company or are subject to repurchase at the option of the holders; (9) the terms of any sinking fund or analogous provision; (10) if other than U.S. dollars, the Currency for which the Debt Securities may be purchased and the Currency in which the payment of principal thereof and premium, if any, and interest, if any, thereon may be made, and the ability, if any, of the Company or the holders of Debt Securities to have payments made in any Currency other than those in which the Debt Securities are stated to be payable; (11) any addition to, or modification or deletion of, any covenant or Event of Default with respect to such Debt Securities; (12) whether any such Debt Securities are to be issuable in registered or bearer form or both and, if in bearer form, the terms and conditions relating thereto and any limitations on issuance of such Bearer Securities (including in exchange for Registered Securities of the same series); (13) whether any such Debt Securities will be issued in temporary or permanent global form and, if so, the identity of the depositary for such global Debt Security; (14) whether and under what circumstances the Company will pay Additional Amounts (as contemplated by the relevant Indenture) on such Debt Securities to any holder who is a United States Alien (as defined in the relevant Indenture, as such definition may be modified) in respect of any tax, assessment or other governmental charge and, if so, whether the Company will have the option to redeem such Debt Securities rather than pay such Additional Amounts; (15) the person to whom any interest on any Registered Securities of the series shall be payable, if other than the person in whose name the Registered Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, the manner in which, or the person to whom, any interest on any Bearer Security of the series shall be payable, if other than upon presentation and surrender of the coupons appertaining thereto as they severally mature, and the extent to which, or the manner in which, any interest payable on a temporary global Debt Security will be paid if other than in the manner provided in the relevant Indenture; (16) the portion of the principal amount of such Debt Securities which shall be payable upon acceleration thereof if other than the full principal amount thereof; (17) the authorized denominations in which such Debt Securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof (in the case of Registered Securities) or $5,000 (in the case of Bearer Securities);
(18) the terms, if any, upon which such Debt Securities may be convertible into or exchangeable for other Securities; (19) whether such Debt Securities will be Senior Debt Securities, Subordinated Debt Securities or Junior Subordinated Debt Securities and, if Subordinated Debt Securities or Junior Subordinated Debt Securities, the subordination provisions and the definition of "Senior Indebtedness" applicable thereto; (20) whether the amount of payments of principal of, premium, if any, and interest, if any, on such Debt Securities may be determined with reference to an index, formula or other method or methods (any such Debt Securities being hereinafter called "Indexed Securities") and the manner in which such amounts will be determined; and (21) any other terms of such Debt Securities.

  As used in this Prospectus and any Prospectus Supplement relating to the offering of any Debt Securities, references to the principal of and premium, if any, and interest, if any, on such Debt Securities will be deemed to include mention of the payment of Additional Amounts, if any, required by the terms of such Debt Securities in such context.

  Debt Securities may be issued as Original Issue Discount Securities (as defined in the Indentures) to be sold at a substantial discount below their principal amount. In the event of an acceleration of the maturity of any

Original Issue Discount Security, the amount payable to the holder thereof upon such acceleration will be determined in the manner described in the applicable Prospectus Supplement. As noted elsewhere herein, unless otherwise stated in the applicable Prospectus Supplement, payment of the principal of the Subordinated Debt Securities may be accelerated only in the case of certain events of bankruptcy, insolvency or reorganization of the Company or any Major Bank Subsidiary (as defined in the applicable Prospectus Supplement) of the Company. See "--Events of Default; Limited Rights of Acceleration of Subordinated Debt Securities." Material federal income tax and other considerations applicable to Original Issue Discount Securities will be described in the applicable Prospectus Supplement.

  If the purchase price of any Debt Securities is payable in a Currency other than U.S. dollars or if principal of, or premium, if any, or interest, if any, on any of the Debt Securities is payable in any Currency other than U.S. dollars, the specific terms and other information with respect to such Debt Securities and such foreign Currency will be specified in the Prospectus Supplement relating thereto.

  Under the Indentures, the terms of the Debt Securities of any series may differ and the Company, without the consent of the holders of the Debt Securities of any series, may reopen a previous series of Debt Securities and issue additional Debt Securities of such series or establish additional terms of such series.

REGISTRATION, TRANSFER, PAYMENT AND PAYING AGENT

  Unless otherwise indicated in the applicable Prospectus Supplement, each series of Debt Securities will be issued in registered form only, without coupons. The Indentures, however, provide that the Company may also issue Debt Securities in bearer form only, or in both registered and bearer form. Bearer Securities shall not be offered, sold, resold or delivered in connection with their original issuance in the United States or to any United States person (as defined below) other than offices located outside the United States of certain United States financial institutions. As used herein, "United States person" means any citizen or resident of the United States, any corporation, partnership or other entity created or organized in or under the laws of the United States, any estate the income of which is subject to United States federal income taxation regardless of its source, or any trust whose administration is subject to the primary supervision of a United States court and which has one or more United States fiduciaries who have the authority to control all substantial decisions of the trust, and "United States" means the United States of America (including the states thereof and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction. Purchasers of Bearer Securities will be subject to certification procedures and may be affected by certain limitations under United States tax laws. Such procedures and limitations will be described in the Prospectus Supplement relating to the offering of the Bearer Securities.

  Unless otherwise indicated in the applicable Prospectus Supplement, Registered Securities will be issued in denominations of $1,000 or any integral multiple thereof, and Bearer Securities will be issued in denominations of $5,000.

  Unless otherwise indicated in the applicable Prospectus Supplement, the principal, premium, if any, and interest, if any, of or on the Debt Securities will be payable, and Debt Securities may be surrendered for registration of transfer or exchange, at an office or agency to be maintained by the Company in the Borough of Manhattan, The City of New York, provided that payments of interest with respect to any Registered Security may be made at the option of the Company by check mailed to the address of the person entitled thereto or by transfer to an account maintained by the payee with a bank located in the United States. No service charge shall be made for any registration of transfer or exchange of Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses that may be imposed in connection therewith.

  Unless otherwise indicated in the applicable Prospectus Supplement, payment of principal of, premium, if any, and interest, if any, on Bearer Securities will be made, subject to any applicable laws and regulations, at such office or agency outside the United States as specified in the Prospectus Supplement and as the Company may designate from time to time. Unless otherwise indicated in the applicable Prospectus Supplement, payment of interest due on Bearer Securities on any Interest Payment Date will be made only against surrender of the coupon relating to such Interest Payment Date. Unless otherwise indicated in the applicable Prospectus Supplement, no payment of principal, premium or interest with respect to any Bearer Security will be made at any office or agency in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States; provided, however, that if amounts owing with respect to any Bearer Securities shall be payable in U.S. dollars, payment with respect to any such Bearer Securities may be made at the Corporate Trust Office of the applicable Trustee or at any office or agency designated by the Company in the Borough of Manhattan, The City of New York, if (but only if) payment of the full amount of such principal, premium or interest at all offices outside of the United States maintained for such purpose by the Company is illegal or effectively precluded by exchange controls or similar restrictions.

  Unless otherwise indicated in the applicable Prospectus Supplement, the Company will not be required to (i) issue, register the transfer of or exchange Debt Securities of any series during a period beginning at the opening of business 15 days before any selection of Debt Securities of that series of like tenor to be redeemed and ending at the close of business on the day of that selection; (ii) register the transfer of or exchange any Registered Security, or portion thereof, called for redemption, except the unredeemed portion of any Registered Security being redeemed in part; (iii) exchange any Bearer Security called for redemption, except to exchange such Bearer Security for a Registered Security of that series and like tenor that is simultaneously surrendered for redemption; or (iv) issue, register the transfer of or exchange any Debt Security which has been surrendered for repayment at the option of the holder, except the portion, if any, of such Debt Security not to be so repaid.

RANKING OF DEBT SECURITIES; HOLDING COMPANY STRUCTURE

  The Senior Debt Securities of each series will be unsecured unsubordinated obligations of the Company and will rank on a parity in right of payment with all other unsecured and unsubordinated indebtedness of the Company. The Subordinated Debt Securities of each series will be unsecured obligations of the Company and will be subordinated in right of payment to all existing and future Senior Indebtedness (as defined with respect to the Subordinated Debt Securities of such series) of the Company. The Junior Subordinated Debt Securities of each series will be unsecured obligations of the Company and will be subordinated in right of payment to all existing and future Senior Indebtedness (as defined with repect to the Junior Subordinated Debt Securities of such series). If this Prospectus is being delivered in connection with the offering of a series of Subordinated Debt Securities or Junior Subordinated Debt Securities, the accompanying Prospectus Supplement will describe the subordination provisions and set forth the definition of "Senior Indebtedness" applicable to such Subordinated Debt Securities or Junior Subordinated Debt Securities, as the case may be, and such Prospectus Supplement or the information incorporated or deemed to be incorporated by reference herein will set forth the approximate amount of such Senior Indebtedness outstanding as of a recent date. There are no limitations in any of the Indentures on the issuance or incurrence of indebtedness (including Senior Indebtedness) by the Company.

  The Debt Securities will be obligations exclusively of the Company. The Company is a holding company, substantially all of whose consolidated assets are held by its subsidiaries. Accordingly, the cash flow of the Company and the consequent ability to service its debt, including the Debt Securities, are dependent upon the results of operations of such subsidiaries and the distribution of funds by such subsidiaries to the Company. Various statutory and regulatory restrictions, however, limit directly or indirectly the amount of dividends the Company's subsidiaries can pay, and also restrict certain subsidiaries from making investments in or loans to the Company, and similar restrictions will be applicable to the Bank if it becomes a national bank. In addition, if the Company becomes a bank holding company, various regulatory restrictions will limit directly or indirectly the amount of dividends the Company can pay as well as the repurchase or redemption of its capital stock. See "The Company--Pending Structural Changes--Dividends" and "--Repurchase or Redemption of Equity Securities."

  In particular, savings associations, such as the Bank, that before and after a proposed capital distribution meet their regulatory capital requirements, may make capital distributions during any calendar year equal to the greater of (i) 100% of net income for the year-to-date plus 50% of the lowest of the amounts by which the association's tangible, core or risk-based capital exceeds its regulatory capital requirement for such capital component, as measured at the beginning of the calendar year, or (ii) 75% of its net income for the most recent four quarter period. The Bank currently may pay dividends in accordance with this general authority. However, an association deemed to be in need of more than normal supervision by the Office of Thrift Supervision (the "OTS") may have its dividend authority restricted by the OTS. In general, savings associations proposing to make any capital distribution need only submit written notice to the OTS 30 days prior to such distribution. The OTS may object to the distribution during that 30-day notice period based on safety and soundness concerns. If the Bank were to become a national bank, the Bank would be permitted to pay dividends, without prior notice to the Office of the Comptroller of the Currency, equal to its year-to-date net income plus the Bank's net income for the prior two fiscal years. The payment of dividends in excess of this amount would require prior approval of the Office of the Comptroller of the Currency.

  Under Nevada law, a Nevada corporation such as BVAC and LFS-BV, Inc., may not pay dividends if, after giving effect to such payment: (a) the corporation would not be able to pay its debts as they become due in the usual course of business; or (b) except as otherwise specifically allowed by the articles of incorporation, the corporation's total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of such payment, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the dividend payment. Under California law, a California corporation, such as BVC, BVCF, Regent and Ultra, may not pay dividends unless, in general, (i) the payment would not exceed the corporation's retained earnings or (ii) in the alternative, after giving effect to the dividend, and subject to certain adjustments and exceptions, (A) the sum of the corporation's assets (exclusive of goodwill, capitalized research and development expenses and deferred charges) would not be less than 125% of its liabilities (not including deferred taxes, deferred income and other deferred credits) and (B) if the corporation classifies its assets into current and fixed assets, the current assets of the corporation would be at least equal to its current liabilities or, if the corporation's average earnings before income taxes and interest expense for the two preceding fiscal years were less than its average interest expense for such fiscal years, at least equal to 125% of its current liabilities. In addition, a California corporation is not permitted to make a dividend or other distribution to its shareholders if it is, or as a result thereof would be, likely to be unable to meet its liabilities as they mature. A California corporation must also meet certain additional financial tests to pay dividends on any junior class or series of stock if it has outstanding any preferred or other senior class or series of stock. BVSC, a Delaware corporation, is subject to certain limitations on dividends under Delaware law.

  An institution insured by the Federal Deposit Insurance Corporation (the "FDIC"), including the Bank, may not pay a dividend if the institution does not meet its minimum regulatory capital requirements prior to, or as a result of, such dividend unless it receives prior regulatory approval. This prohibition will continue to apply to the Bank if the Bank becomes a national bank.

  Because the Company is a holding company, the Debt Securities will be effectively subordinated to all existing and future liabilities, including indebtedness, customer deposits, trade payables, guarantees and lease obligations, of the Company's subsidiaries. Therefore, the Company's rights and the rights of its creditors, including the holders of the Debt Securities, to participate in the assets of any subsidiary upon the latter's liquidation or reorganization will be subject to the prior claims of such subsidiary's creditors and, if applicable, its depositors, except to the extent that the Company may itself be a creditor with recognized claims against the subsidiary, in which case the claims of the Company would still be effectively subordinate to any security interest in, or mortgages or other liens on, the assets of such subsidiary and would be subordinate to any indebtedness of such subsidiary senior to that held by the Company. In that regard, in the event that a receiver or conservator is appointed for any subsidiary of the Company whose deposits are insured by the FDIC, such as the Bank (as a savings bank or a national bank), the Federal Deposit Insurance Act recognizes a priority in favor of the holders of withdrawable deposits (including the FDIC as subrogee or transferee) over general creditors. Thus, in the event of a conservatorship or receivership of such a subsidiary, claims for customer deposits would have a priority over any claims the Company may itself have as a creditor of such subsidiary. The Indentures do not limit the amount of indebtedness or other liabilities that may be incurred by the Company and its subsidiaries and both the Company and its subsidiaries retain the ability to incur substantial additional indebtedness and other financial obligations. See "--Absence of Limitation on Indebtedness and Liens; Absence of Event Risk Protection."

SUBORDINATED DEBT SECURITIES INTENDED TO QUALIFY AS TIER 2 CAPITAL

  Unless otherwise stated in the applicable Prospectus Supplement, it is currently intended that the Subordinated Debt Securities would qualify, in the event the Company were to become a bank holding company (which would occur if the Bank were to convert from a federal savings bank to a national bank or other commercial bank or if the Company were to acquire control of a commercial bank), as Tier 2 Capital under the guidelines established by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") for bank holding companies. As described above under "The Company--Pending Structural Changes," the Bank has filed an application with the Office of the Comptroller of the Currency to become a national bank. The guidelines set forth specific criteria for subordinated debt to qualify as Tier 2 Capital. Among other things, the subordinated debt must: (i) be unsecured; (ii) have a minimum average maturity of five years; (iii) be subordinated in right of payment; (iv) not contain provisions permitting the holders thereof to accelerate payment of principal prior to maturity except in the event of bankruptcy, insolvency or reorganization of the issuer or a major bank subsidiary of the issuer; and (v) not contain provisions that would adversely affect liquidity or unduly restrict management's flexibility to operate the organization, particularly in times of financial difficulty, such as limitations on additional secured or senior borrowings, sales or dispositions of assets or changes in control. See "--Events of Default; Limited Rights of Acceleration of Subordinated Debt Securities."

GLOBAL SECURITIES

  The Debt Securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary (the "Depositary") identified in the Prospectus Supplement relating to such series. Global Debt Securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for individual certificates evidencing Debt Securities in definitive form represented thereby, a global Debt Security may not be transferred except as a whole by the Depositary for such global Debt Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.

  The specific terms of the depositary arrangement with respect to a series of global Debt Securities and certain limitations and restrictions relating to a series of global Bearer Securities will be described in the Prospectus Supplement relating to such series.

OUTSTANDING DEBT SECURITIES

  In determining whether the holders of the requisite principal amount of outstanding Debt Securities have given any request, demand, authorization, direction, notice, consent or waiver under the relevant Indenture, (i) the portion of the principal amount of an Original Issue Discount Security that shall be deemed to be outstanding for such purposes shall be that portion of the principal amount thereof that could be declared to be due and payable upon a declaration of acceleration thereof pursuant to the terms of such Original Issue Discount Security as of the date of such determination, (ii) the principal amount of any Indexed Security that shall be deemed to be outstanding for such purpose shall be the principal face amount of such Indexed Security determined on the date of its original issuance, (iii) the principal amount of a Debt Security denominated in a Currency other than U.S. dollars shall be the U.S. dollar equivalent, determined on the date of original issue of such Debt Security, of the principal amount of such Debt Security and (iv) any Debt Security owned by the Company or any obligor on such Debt Security or any Affiliate (other than the Trusts) of the Company or such other obligor shall be deemed not to be outstanding.

REDEMPTION AND REPURCHASE

  The Debt Securities of any series may be redeemable at the option of the Company, may be subject to mandatory redemption pursuant to a sinking fund or otherwise, or may be subject to repurchase by the Company at the option of the holders, in each case upon the terms, at the times and at the prices set forth in the applicable Prospectus Supplement. However, unless otherwise stated in the applicable Prospectus Supplement, the Company currently does not intend to issue Subordinated Debt Securities with redemption or repurchase features to the extent such features would prevent the Subordinated Debt Securities from qualifying as Tier 2 Capital under the Federal Reserve Board's guidelines. See "--Subordinated Debt Securities Intended to Qualify as Tier 2 Capital."

CONVERSION AND EXCHANGE

  The terms, if any, on which Debt Securities of any series are convertible into or exchangeable for Common Stock, Preferred Stock, Depositary Shares or other Debt Securities will be set forth in the applicable Prospectus Supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holders or at the option of the Company.

ABSENCE OF LIMITATION ON INDEBTEDNESS AND LIENS; ABSENCE OF EVENT RISK
PROTECTION

  Unless otherwise provided in the Prospectus Supplement relating to a series of Debt Securities, the Indentures will not limit the amount of indebtedness, guarantees or other liabilities that may be incurred by the Company and its subsidiaries and will not prohibit the Company and its subsidiaries from creating or assuming liens on their property (including capital stock of the Bank and other subsidiaries of the Company). Unless otherwise provided in the Prospectus Supplement relating to a series of Debt Securities, the Indentures will not require the maintenance of any financial ratios by, or specified levels of net worth, revenues, income, cash flow or liquidity of, the Company, and will not contain provisions which would give holders of the Debt Securities the right to require the Company to repurchase their Debt Securities in the event of a takeover, recapitalization or similar restructuring or change in control of the Company.

CONSOLIDATION, MERGER AND SALE OF ASSETS

  Each Indenture provides that the Company shall not, in any transaction or series of related transactions, consolidate with or merge into any Person or sell, assign, transfer, lease or otherwise convey all or substantially all its properties and assets to any Person unless (a) either the Company shall be the continuing entity, or the successor Person (if other than the Company) is a corporation which is organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume the due and punctual payment of the principal of, premium, if any, and interest, if any, on all the Debt Securities outstanding under such Indenture and the performance of the Company's other obligations under such Indenture and the Debt Securities outstanding thereunder; (b) immediately after giving effect to such transaction, no Event of Default under such Indenture, and no event which, after notice or lapse of time or both would become an Event of Default under such Indenture, shall have happened and be continuing; and (c) certain other conditions are met.

  Upon any such merger, consolidation, sale, assignment, transfer, lease or conveyance in which the Company is not the continuing corporation, the successor corporation formed by such consolidation or into which the Company is merged or to which such sale, assignment, transfer, lease or other conveyance is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under such Indenture with the same effect as if such successor corporation had been named as the Company therein and thereafter (except in the case of a lease) the Company shall be released from its obligations under such Indenture and the Debt Securities outstanding thereunder.

EVENTS OF DEFAULT; LIMITED RIGHTS OF ACCELERATION OF SUBORDINATED DEBT
SECURITIES

  Unless otherwise specified in the applicable Prospectus Supplement, an Event of Default with respect to the Debt Securities of any series is defined in the applicable Indenture as being: (i) default for 30 days in payment of any interest with respect to any Debt Security of such series; (ii) default in payment of principal or any premium with respect to any Debt Security of such series when due upon maturity, redemption, repurchase at the option of the holder or otherwise; (iii) default in deposit of any sinking fund payment when due with respect to any Debt Security of such series; (iv) default by the Company in the performance, or breach, of any other covenant or warranty in such Indenture (other than a covenant or warranty included therein solely for the benefit of series of Debt Securities other than that series) or any Debt Security of such series which shall not have been remedied for a period of 30 days after notice to the Company by the applicable Trustee or the holders of not less than 25% in aggregate principal amount of the Debt Securities of such series then outstanding; (v) certain events of bankruptcy, insolvency or reorganization of the Company or any Major Bank Subsidiary of the Company; or
(vi) any other Event of Default established for the Debt Securities of such series. No Event of Default with respect to any particular series of Debt Securities necessarily constitutes an Event of Default with respect to any other series of Debt Securities. Each Indenture provides that the Trustee thereunder may withhold notice to the holders of the Debt Securities of any series outstanding under such Indenture of the occurrence of a default with respect to the Debt Securities of such series (except a default in payment of principal, premium, if any, interest, if any, or sinking fund payments, if any) if the Trustee considers it in the interest of the holders to do so.

  Each of the Senior Indenture and the Junior Subordinated Indenture provides that if an Event of Default with respect to any series of Debt Securities issued thereunder shall have occurred and be continuing, either the relevant Trustee or the holders of at least 25% in principal amount of the Debt Securities of such series then outstanding may declare the principal amount (or if any Debt Securities of such series are Original Issue Discount Securities, such lesser amount as may be specified in the terms thereof) of all the Debt Securities of such series to be due and payable immediately, but upon certain conditions such declaration and its consequences may be rescinded and annulled by the holders of a majority in principal amount of the Debt Securities of such series then outstanding.

  Unless otherwise stated in the applicable Prospectus Supplement, no Event of Default described in clauses (i), (ii), (iii), (iv) or (vi) of the second preceding paragraph will permit acceleration of the payment of the principal of the Subordinated Debt Securities. Unless otherwise stated in the applicable Prospectus Supplement, the Subordinated Indenture will provide that, if an Event of Default described under clause (v) of the preceding paragraph shall have occurred and be continuing, either the Trustee or the holders of at least 25% in principal amount of the Subordinated Debt Securities of any series then outstanding may declare the principal amount (or if any Subordinated Debt Securities of such series are Original Issue Discount Securities, such lesser amount as may be specified in the terms thereof) of all the Subordinated Debt Securities of such series to be due and payable immediately, but upon certain conditions such declaration and its consequences may be rescinded and annulled by the holders of a majority in principal amount of the Subordinated Debt Securities of such series then outstanding.

  As described in the preceding paragraph, unless otherwise stated in the applicable Prospectus Supplement, there will be no right of acceleration with respect to the Subordinated Debt Securities of any series in the case of, among other things, (i) a default in the payment of the principal of, or premium, if any, or interest, if any, on, or sinking fund payments, if any, with respect to, the Subordinated Debt Securities of such series or (ii) a default in the performance of any other covenant of the Company in the Subordinated Indenture or the Subordinated Debt Securities of such series. In the case of a default in the payment of principal of, or premium, if any, or interest, if any, on any Subordinated Debt Securities of any series, the Subordinated Trustee, subject to certain limitations and conditions, may institute a judicial proceeding for the collection thereof. The limitation on acceleration described above is intended, in the event the Company were to become a bank holding company (which would occur if the Bank were to convert from a federal savings bank to a national bank or other commercial bank or if the Company were to acquire control of a commercial bank), to permit the Subordinated Debt Securities to qualify as Tier 2 Capital under the guidelines established by the Federal Reserve Board for bank holding companies. As described above under "The Company--Pending Structural Changes," the Bank has filed an application with the Office of the Comptroller of the Currency to become a national bank. See "--Subordinated Debt Securities Intended to Qualify as Tier 2 Capital."

  Subject to the provisions of Trust Indenture Act requiring each Trustee, during the continuance of an Event of Default under the relevant Indenture, to act with the requisite standard of care, a Trustee is under no obligation to exercise any of its rights or powers under the relevant Indenture at the request or direction of any of the holders of Debt Securities of any series unless such holders have offered such Trustee reasonable indemnity. Subject to the foregoing, holders of a majority in principal amount of the then outstanding Debt Securities of any series issued under an Indenture shall have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee under such Indenture with respect to such series. Each Indenture requires the annual filing by the Company with the relevant Trustee of a certificate as to whether or not the Company is in default under the terms of such Indenture.

  Notwithstanding any other provision of the Indentures, the holder of any Debt Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest, if any, on such Debt Security on the respective due dates therefor (as the same may be extended, if applicable, in accordance with the terms of such Debt Security) and to institute suit for enforcement of any such payment, and such right shall not be impaired without the consent of such holder. In addition, in the case of a Junior Subordinated Debt Security issued to a Trust, if an Event of Default has occurred and is continuing and such Event of Default is attributable to the failure by the Company to pay the principal of or premium, if any, or interest, if any, on such Junior Subordinated Debt Security, then a holder of Trust Preferred Securities of such Trust may directly institute a proceeding against the Company for payment.

MODIFICATION, WAIVERS AND MEETINGS

  Each Indenture contains provisions permitting the Company and the Trustee thereunder, with the consent of the holders of a majority in principal amount of the outstanding Debt Securities of each series issued under such Indenture and affected by a modification or amendment, to modify or amend any of the provisions of such Indenture or of the Debt Securities of such series or the rights of the holders of the Debt Securities of such series under such Indenture, provided that no such modification or amendment shall, among other things, (i) change the stated maturity of the principal of, or premium, if any, or any installment of interest, if any, on any Debt Securities issued under such Indenture or reduce the principal amount thereof or any premium thereon, or reduce the rate of interest thereon, or reduce the amount of principal of any Original Issue Discount Securities that would be due and payable upon an acceleration of the maturity thereof, or change any place where, or the Currency in which, any Debt Securities issued under such Indenture are payable, or impair the holder's right to institute suit to enforce the payment of any such Debt Securities on or after the stated maturity thereof (as the same may be extended in accordance with the terms of such Debt Securities), or make any change that adversely affects the right, if any, to convert or exchange such Debt Securities for other securities in accordance with their terms, or (ii) reduce the aforesaid percentage of Debt Securities of any series issued under such Indenture, the consent of the holders of which is required for any such modification or amendment or the consent of whose holders is required for any waiver (of compliance with certain provisions of such Indenture or certain defaults thereunder and their consequences) or reduce the requirements for a quorum or voting at a meeting of holders of such Debt Securities or (iii) solely in the case of a series of Subordinated Debt Securities or Junior Subordinated Debt Securities, modify any of the subordination provisions applicable thereto or the definition of Senior Indebtedness applicable thereto in a manner adverse to the holders of such Subordinated Debt Securities or Junior Subordinated Debt Securities, as the case may be, without in each such case obtaining the consent of the holder of each outstanding Debt Security issued under such Indenture so affected.

  If a Trust or the Property Trustee of such Trust holds a series of Junior Subordinated Debt Securities, no such amendment, modification or waiver which requires approval of holders of a certain percentage in principal amount of the outstanding Junior Subordinated Debt Securities of such series shall be effective as to such series of Junior Subordinated Debt Securities, without the approval of the holders of at least the same percentage of aggregate liq-uidation amount of outstanding Trust Securities of such Trust.

  Each Indenture also contains provisions permitting the Company and the relevant Trustee, without the consent of the holders of any Debt Securities issued thereunder, to modify or amend such Indenture in order to, among other things, (a) add to the Events of Default or the covenants of the Company for the benefit of the holders of all or any series of Debt Securities issued under such Indenture; (b) to add or change any provisions of such Indenture to facilitate the issuance of Bearer Securities; (c) to establish the form or terms of Debt Securities of any series and any related coupons;
(d) to cure any ambiguity or correct or supplement any provision therein which may be defective or inconsistent with other provisions therein, or to make any other provisions with respect to matters or questions arising under such Indenture which shall not adversely affect the interests of the holders of any series of Debt Securities issued thereunder in any material respect; or (e) to amend or supplement any provision contained in such Indenture, provided that such amendment or supplement does not apply to any outstanding Debt Securities issued prior to the date of such amendment or supplement and entitled to the benefits of such provision.

  The holders of a majority in aggregate principal amount of the outstanding Debt Securities of any series may waive compliance by the Company with certain restrictive provisions of the relevant Indenture, including a restrictive covenant set forth therein and such other restrictive covenants, if any, as may be set forth in the applicable Prospectus Supplement. The Holders of a majority in aggregate principal amount of the outstanding Debt Securities of any series may, on behalf of all holders of Debt Securities of that series, waive any past default under the applicable Indenture with respect to Debt Securities of that series and its consequences, except a default in the payment of the principal of, or premium, if any, or interest, if any, on any Debt Securities of such series or in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding Debt Securities of such series affected.

  Each Indenture contains provisions for convening meetings of the holders of Debt Securities of a series issued thereunder. A meeting may be called at any time by the relevant Trustee, and also, upon request, by the Company or the holders of at least 10% in principal amount of the outstanding Debt Securities of such series, in any such case upon notice given in accordance with the provisions of such Indenture. Except for any consent which must be given by the holder of each outstanding Debt Security affected thereby, as described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum (as described below) is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding Debt Securities of that series; provided, however, that any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which may be made, given or taken by the holders of a specified percentage, which is more or less than a majority, in principal amount of the outstanding Debt Securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding Debt Securities of that series. Any resolution passed or decision taken at any meeting of holders of Debt Securities of any series duly held in accordance with the relevant Indenture will be binding on all holders of Debt Securities of that series and the related coupons. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding Debt Securities of a series, subject to certain exceptions.

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

  Upon the direction of the Company, either Indenture shall cease to be of further effect with respect to any series of Debt Securities issued thereunder specified by the Company (subject to the survival of certain provisions thereof, including the obligation, if any, to pay Additional Amounts to the extent described below) when (i) either (A) all outstanding Debt Securities of such series and, in the case of Bearer Securities, all coupons appertaining thereto, have been delivered to the relevant Trustee for cancellation (subject to certain exceptions) or (B) all Debt Securities of such series and, if applicable, any coupons appertaining thereto, have become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year and the Company has deposited with the Trustee, in trust, funds in U.S. dollars or in such Foreign Currency in which such Debt Securities are payable in an amount sufficient to pay the entire indebtedness on such Debt Securities in respect of principal (and premium, if any) and interest, if any, (and, to the extent that (x) the Debt Securities of such series provide for the payment of Additional Amounts upon the occurrence of certain events of taxation, assessment or governmental charge with respect to payments on such Debt Securities and (y) the amount of any such Additional Amounts is at the time of deposit reasonably determinable by the Company (in the exercise of its sole discretion), any such Additional Amounts) to the date of such deposit (if such Debt Securities have become due and payable) or to the Maturity thereof, as the case may be, (ii) the Company has paid all other sums payable under the Indenture with respect to the Debt Securities of such series, and (iii) certain other conditions are met. If the Debt Securities of any such series provide for the payment of Additional Amounts, the Company will remain obligated, following such deposit, to pay Additional Amounts on such Debt Securities to the extent that the amount thereof exceeds the amount deposited in respect of such Additional Amounts as aforesaid.

  Unless otherwise provided in the applicable Prospectus Supplement, the Company may elect with respect to any series of Debt Securities either (a) to defease and be discharged from any and all obligations with respect to such Debt Securities (except for, among other things, the obligation to pay Additional Amounts, if any, upon the occurrence of certain events of taxation, assessment or governmental charge with respect to payments on such Debt Securities to the extent that the amount thereof exceeds the amount deposited in respect of such Additional Amounts as provided below, and the obligations to register the transfer or exchange of such Debt Securities, to replace temporary or mutilated, destroyed, lost or stolen Debt Securities, to maintain an office or agency in respect of such Debt Securities, to hold moneys for payment in trust, and, if applicable, to exchange or convert such Debt Securities into other securities in accordance with their terms) ("defeasance"), or (b) to be released from its obligations with respect to such Debt Securities under a restrictive covenant set forth in the relevant Indenture and such other restrictive covenants, if any, as may be set forth in the applicable Prospectus Supplement, and any omission to comply with such obligations shall not constitute a default or an Event of Default with respect to the Debt Securities of such series ("covenant defeasance"), in either case upon the irrevocable deposit with the relevant Trustee (or other qualifying trustee), in trust for such purpose, of an amount, in U.S. dollars or in such Foreign Currency in which such Debt Securities are payable at Stated Maturity or, if applicable, upon redemption, and/or Government Obligations (as defined in the relevant Indenture) which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient to pay the principal of and any premium and any interest on (and, to the extent that (x) the Debt Securities of such series provide for the payment of Additional Amounts and (y) the amount of any such Additional Amounts is at the time of deposit reasonably determinable by the Company (in the exercise of its sole discretion), any such Additional Amounts with respect to) such Debt Securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor or the applicable redemption date, as the case may be.

  Unless otherwise stated in the applicable Prospectus Supplement, such defeasance or covenant defeasance shall only be effective if, among other things, (i) it shall not result in a breach or violation of, or constitute a default under, the relevant Indenture or any other material agreement or instrument to which the Company or any Major Bank Subsidiary is a party or is bound, (ii) the Company has delivered to the relevant Trustee an opinion of counsel (as specified in the relevant Indenture) to the effect that the holders of such Debt Securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance, as the case may be, and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, (iii) if the cash and Government Obligations deposited are sufficient to pay the outstanding Debt Securities of such series provided such Debt Securities are redeemed on a particular redemption date, the Company shall have given the applicable Trustee irrevocable instructions to redeem such Debt Securities on such date, and (iv) in the case of Subordinated Debt Securities it is effected during the last year prior to the final stated maturity date of such Debt Securities. It shall also be a condition to the effectiveness of such defeasance or covenant defeasance that no Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to Debt Securities of such series shall have occurred and been continuing on the date of such deposit into trust and, solely in the case of defeasance, no Event of Default described in clause (v) of the first paragraph under "-- Events of Default" above shall have occurred and be continuing during the period ending on the 91st day after the date of, such deposit into trust.

  Unless otherwise provided in the applicable Prospectus Supplement, if after the Company has deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to Debt Securities of any series, (a) the holder of a Debt Security of such series is entitled to, and does, elect pursuant to the applicable Indenture or the terms of such Debt Security to receive payment in a Currency other than that in which such deposit has been made in respect of such Debt Security, or (b) a Conversion Event (as defined below) occurs in respect of the Foreign Currency in which such deposit has been made, the indebtedness represented by such Debt Security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest, if any, on such Debt Security as such Debt Security becomes due out of the proceeds yielded by converting the amount so deposited in respect of such Debt Security into the Currency in which such Debt Security becomes payable as a result of such election or such Conversion Event based on (x) in the case of payments made pursuant to clause
(a) above, the applicable market exchange rate for such Foreign Currency in effect on the second business day prior to such payment date, or (y) with respect to a Conversion Event, the applicable market exchange rate for such Foreign Currency in effect (as nearly as feasible) at the time of the Conversion Event.

  "Conversion Event" means the cessation of use of (i) a Foreign Currency both by the government of the country or the confederation which issued such Foreign Currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community,
(ii) the ECU both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Union or
(iii) any currency unit or composite currency other than the ECU for the purposes for which it was established.

  In the event the Company effects covenant defeasance with respect to any Debt Securities and such Debt Securities are declared due and payable because of the occurrence of any Event of Default other than an Event of Default with respect to a covenant as to which there has been covenant defeasance, the amount of monies and/or Government Obligations deposited with the applicable Trustee to effect such covenant defeasance may not be sufficient to pay amounts due on such Debt Securities at the time of any acceleration resulting from such Event of Default. However, the Company would remain liable to make payment of such amounts due at the time of acceleration.

  The applicable Prospectus Supplement may further describe the provisions, if any, permitting or restricting such defeasance or covenant defeasance with respect to the Debt Securities of a particular series.

GOVERNING LAW

  The Indentures and the Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York.

REGARDING THE TRUSTEES

  The Trust Indenture Act contains limitations on the rights of a trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. Each Trustee is permitted to engage in other transactions with the Company and its subsidiaries from time to time, provided that if such Trustee acquires any conflicting interest it must eliminate such conflict upon the occurrence of an Event of Default under the relevant Indenture, or else resign.

                        DESCRIPTION OF PREFERRED STOCK

  The Company may issue shares of its Preferred Stock, in one or more series, either separately, or together with, or upon the conversion of or in exchange for, other Securities. The summary of certain provisions of the Preferred Stock set forth below and the summary of certain terms of a particular series of Preferred Stock set forth in the applicable Prospectus Supplement do not purport to be complete and are subject to and qualified in their entirety by reference to all of the provisions of the Company's restated certificate of incorporation, as amended (the "Amended Certificate of Incorporation"), and the Company's by-laws (the "By-laws"), which have been filed or incorporated by reference as exhibits to the Registration Statement, and the form of certificate of designations relating to such series of Preferred Stock which will be filed as an exhibit to or incorporated by reference in the Registration Statement, all of which are incorporated herein by reference.

  The following description of Preferred Stock sets forth certain general terms and provisions of the series of Preferred Stock to which any Prospectus Supplement may relate. Certain other terms of any particular series of Preferred Stock, including Preferred Stock to be represented by Depositary Shares, will be described in the applicable Prospectus Supplement. To the extent that any particular terms of any Preferred Stock described in a Prospectus Supplement differ from any of the terms described herein, then such terms described herein shall be deemed to have been superseded by such Prospectus Supplement.

GENERAL

  Under the Amended Certificate of Incorporation, the Company is authorized to issue up to 7,000,000 shares of Preferred Stock, par value $.01 per share, which may be issued from time to time in one or more series. Subject to limitations prescribed by Delaware law and the Amended Certificate of Incorporation, the Board of Directors is authorized to fix the number of shares constituting each series of Preferred Stock and the rights and preferences thereof.

  Reference is made to the applicable Prospectus Supplement relating to the series of Preferred Stock offered thereby (the "Offered Preferred Stock") for specific terms, including (where applicable): (1) the title of such Offered Preferred Stock; (2) the number of shares of such Offered Preferred Stock offered, the liquidation preference per share and the initial public offering price of such Offered Preferred Stock; (3) the dividend rate or method of calculation thereof and the dividend payment dates or periods; (4) the date from which dividends on such Offered Preferred Stock shall accrue and whether dividends on such Offered Preferred Stock will be cumulative; (5) the procedures for any auction or remarketing, if any, of such Offered Preferred Stock; (6) the provisions for a sinking fund, if any, for such Offered Preferred Stock; (7) the provisions for redemption or repurchase, if applicable, of such Offered Preferred Stock; (8) any listing of such Offered Preferred Stock on any securities exchange; (9) the terms and conditions, if any, upon which such Offered Preferred Stock will be convertible into or exchangeable for other Securities; (10) whether interests in such Offered Preferred Stock will be represented by Depositary Shares; (11) the preferences of such Offered Preferred Stock as to dividends and upon liquidation, dissolution or winding up of the Company; and (12) any other specific terms of such Offered Preferred Stock.

RANKING

  Unless otherwise specified in the applicable Prospectus Supplement, any series of Offered Preferred Stock offered thereby will rank, with respect to both the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Company, (i) senior to the Common Stock and
(ii) on a parity with shares of any other outstanding series of Offered Preferred Stock.

DIVIDEND, REPURCHASE AND REDEMPTION RESTRICTIONS

  Certain of the Company's debt instruments contain restrictive covenants that could limit the amount of dividends payable by the Company or the redemption or repurchase of capital stock by the Company. In the event of a deterioration in the financial condition or results of operations of the Company, such covenants could limit or prohibit the payment of dividends on, or the repurchase or redemption of, Offered Preferred Stock. In addition, the Company is a holding company substantially all of whose consolidated assets are held by its subsidiaries, and the cash flow of the Company and the consequent ability to pay dividends on and to redeem or repurchase its securities, including Offered Preferred Stock, are dependent upon the results of operations of such subsidiaries and the distribution of funds by such subsidiaries to the Company. In addition, if the Company were to become a bank holding company, various regulatory restrictions would limit directly or indirectly the amount of dividends the Company could pay as well as the repurchase or redemption of its capital stock. See "The Company-- Pending Structural Changes--Dividends," "The Company--Pending Structural Changes-- Repurchase or Redemption of Equity Securities" and "Description of Debt Securities--Ranking of Debt Securities; Holding Company Structure."

DIVIDENDS

  Subject to the preferential rights of any capital stock of the Company ranking prior to any series of the Offered Preferred Stock as to dividends, holders of shares of such Offered Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the Company, out of assets of the Company legally available therefor, dividends at such rates and on such dates as will be set forth in, or as are determined by the method described in, the applicable Prospectus Supplement. Such rates may be fixed or variable or both. If variable, the formula used for determining the dividend rate for each dividend period will be specified in the applicable Prospectus Supplement. Each such dividend shall be payable to holders of record as they appear on the stock transfer books of the Company on such record dates as shall be fixed by the Board of Directors of the Company. Dividends may be paid in the form of cash, Preferred Stock (of the same or a different series), or other securities or property, in each case as specified in the applicable Prospectus Supplement.

  Dividends on any series of the Offered Preferred Stock may be cumulative or non-cumulative, as provided in the applicable Prospectus Supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable Prospectus Supplement. If the Board of Directors of the Company fails to declare a dividend payable on a dividend payment date on any series of the Offered Preferred Stock for which dividends are non-cumulative, then the holders of such series of the Offered Preferred Stock will have no right to receive a dividend in respect of the dividend period ending on such dividend payment date, and the Company will have no obligation to pay the dividend accrued for such period, whether or not dividends on such series are declared payable on any future dividend payment date.

  No full dividends will be declared or paid or set aside for payment on any Preferred Stock of the Company ranking, as to dividends, on a parity with or junior to any outstanding series of Offered Preferred Stock for any period unless full dividends on such series of Offered Preferred Stock for all past dividend periods (including accumulated dividends on any such series of Offered Preferred Stock on which dividends are cumulative) have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set aside for payment. When dividends are not paid in full on any series of Offered Preferred Stock and any other Preferred Stock ranking on a parity as to dividends with such series of Offered Preferred Stock, all dividends declared or paid upon shares of Offered Preferred Stock of such series and any other Preferred Stock ranking on a parity as to dividends with the Offered Preferred Stock of such series shall be declared and paid pro rata so that the amount of dividends declared and paid per share on the Offered Preferred Stock of such series and such other Preferred Stock shall in all cases bear to each other the same ratio that accrued dividends per share (which in the case of non-cumulative Preferred Stock shall not include any accumulation in respect of unpaid dividends for prior dividend periods) on shares of such series of Offered Preferred Stock and such other Preferred Stock bear to each other. Except as provided in the preceding sentence, unless full dividends on all outstanding shares of any series of Offered Preferred Stock for all past dividend periods (including accumulated dividends on any such series on which dividends are cumulative) have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set aside for payment, no dividends (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Common Stock or any other stock of the

Company ranking junior to the Offered Preferred Stock of such series as to dividends and as to distribution of assets upon liquidation, dissolution or winding up of the Company) shall be declared or paid or set aside for payment or any other distribution declared or made upon the Common Stock or any other stock of the Company ranking junior to or on a parity with the Offered Preferred Stock of such series as to dividends or distribution of assets upon liquidation, dissolution or winding up of the Company, nor may any Common Stock or any other stock of the Company ranking junior to or on a parity with the Offered Preferred Stock of such series as to dividends or distribution of assets upon liquidation, dissolution or winding up of the Company be redeemed, purchased or otherwise acquired for any consideration (and no moneys shall be paid to or made available for a sinking fund for the redemption of any shares of any such junior of parity stock) by the Company (except by conversion into or exchange for stock of the Company ranking junior to the Offered Preferred Stock of such series as to dividends and as to distribution of assets upon liquidation, dissolution or winding up of the Company).

  Holders of shares of any series of Offered Preferred Stock shall not be entitled to any dividends, whether payable in cash, securities or other property, in excess of full cumulative (if applicable) dividends on such series. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend or payments which may be in arrears.

  The Company may be prohibited from paying dividends on Offered Preferred Stock of any series as a result of certain dividend restrictions. See "-- Dividend, Repurchase and Redemption Restrictions" above.

REDEMPTION AND REPURCHASE

  The shares of Offered Preferred Stock of any series may be redeemable at the option of the Company, may be subject to mandatory redemption pursuant to a sinking fund or otherwise, or may be subject to repurchase by the Company at the option of the holders, in each case upon the terms, at the times and at the prices set forth in the applicable Prospectus Supplement. Offered Preferred Stock redeemed by the Company will be restored to the status of authorized but unissued shares of Preferred Stock.

  The Prospectus Supplement relating to a series of Offered Preferred Stock which is subject to mandatory redemption will specify the number of shares of such series which shall be redeemed by the Company in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon (including accumulated dividends on any such series on which dividends are cumulative) to the date fixed for redemption. The redemption price may be payable in cash, securities or other property, as specified in the Prospectus Supplement relating to such series of Offered Preferred Stock.

  If fewer than all of the outstanding shares of any series of Offered Preferred Stock are to be redeemed, the shares to be redeemed will be determined pro rata, by lot or by any other method deemed equitable by the Company.

  In the event that full cumulative dividends on any series of Offered Preferred Stock (including accumulated dividends on any such series on which dividends are cumulative) have not been declared and paid or declared and a sum sufficient for the payment thereof set apart for payment, the Company shall not redeem, repurchase or otherwise acquire any shares of such series of Offered Preferred Stock except by conversion into or exchange for capital stock of the Company ranking junior to the Offered Preferred Stock of such series as to dividends and as to distributions upon liquidation, dissolution or winding up of the Company, or except pursuant to a purchase or exchange offer made on the same terms to all holders of such series of Offered Preferred Stock.

  Notice of redemption shall be given by mailing the same to each record holder of the shares to be redeemed, not less than 30 nor more than 60 days prior to the date fixed for redemption thereof, to the respective addresses of such holders as the same shall appear in the stock registry of the Company. Each such notice shall state: (i) the redemption date; (ii) the number of shares and series of Offered Preferred Stock to be redeemed; (iii) the redemption price; (iv) the place or places where certificates for such Offered Preferred Stock are to be surrendered for payment of the redemption price; (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date; and (vi) the date upon which the holder's conversion rights as to such shares, if any, shall terminate. If fewer than all shares of any series of the Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares to be redeemed from such holder.

  If a notice of redemption has been given, from and after the redemption date for the shares of Offered Preferred Stock called for redemption (unless the Company shall default in providing money for the payment of the redemption price of the shares so called for redemption plus, if applicable, accrued and unpaid dividends), dividends on the shares of Offered Preferred Stock so called for redemption shall cease to accrue and such shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as shareholders of the Company shall cease, except the right to receive the redemption price plus, if applicable, accrued and unpaid dividends upon surrender of the certificates representing the shares to be so redeemed (properly endorsed or assigned for transfer, if the Company shall so require) in accordance with such notice. If fewer than all of the shares represented by any such certificates are redeemed, a new certificate shall be issued representing the unredeemed shares.

  The Company may be prohibited from redeeming or repurchasing Offered Preferred Stock of any series as the result of certain dividend restrictions. See "--Dividend, Repurchase and Redemption Restrictions" above.

LIQUIDATION PREFERENCE

  Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, and after payment of all amounts due upon liquidation, dissolution or winding up to holders of any capital stock of the Company ranking prior to the Offered Preferred Stock of any series as to the distribution of assets upon liquidation, dissolution or winding up, and subject to the rights of holders of any capital stock of the Company ranking on a parity with the shares of Offered Preferred Stock of such series as to distribution of assets upon liquidation, dissolution or winding up of the Company, the holders of shares of Offered Preferred Stock of such series shall be entitled to receive, out of assets of the Company legally available therefor and before any distribution or payment shall be made to the holders of any Common Stock or any other class or series of capital stock of the Company ranking junior to the Offered Preferred Stock of such series as to distribution of assets upon liquidation, dissolution or winding up of the Company, liquidating distributions in the amount of the liquidation preference per share set forth in the applicable Prospectus Supplement, plus accrued and unpaid dividends (including accumulated dividends if dividends on such series of Offered Preferred Stock are cumulative). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Offered Preferred Stock of such series will have no right or claim to any of the remaining assets of the Company. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the legally available assets of the Company are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Offered Preferred Stock of any series and the corresponding amounts payable on all shares of other capital stock of the Company ranking on a parity with the Offered Preferred Stock of such series in the distribution of assets upon liquidation, dissolution or winding up, the holders of the Offered Preferred Stock of such series and of such other capital stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

  For such purposes, the consolidation or merger of the Company with or into any other person, or the sale, lease, transfer or conveyance of all or substantially all or any portion of the property or business of the Company, shall not be deemed to constitute a liquidation, dissolution or winding up of the Company.

VOTING RIGHTS

  Holders of Offered Preferred Stock will not have any voting rights, except as set forth below or as otherwise from time to time required by law or as indicated in the applicable Prospectus Supplement. In the event that the Company issues a series of Offered Preferred Stock with voting rights or the Offered Preferred Stock of any series is entitled pursuant to applicable law to vote on any matter, then, unless otherwise specified in the Prospectus Supplement relating to such series, each share of such series will be entitled to one vote on matters on which holders of such shares are entitled to vote. However, as more fully described under "Description of Depositary Shares," if the Company elects to provide for the issuance of Depositary Shares representing fractional interests in shares of any such series of Offered Preferred Stock, the holder of any such Depositary Share will, in effect and subject to certain limitations and conditions, be entitled to such fraction of a vote, rather than a full vote. In the case of any series of Offered Preferred Stock having one vote per share on matters on which holders of such series are entitled to vote, the voting power of such series on matters on which holders of such series and holders of any other series of Preferred Stock or other capital stock of the Company are entitled to vote as a single class will depend on the number of shares in such series, not the aggregate stated value, liquidation preference or initial offering price of the shares of such series.

  So long as any shares of Offered Preferred Stock of any series remain outstanding, and except as otherwise set forth in the applicable Prospectus Supplement or except as otherwise required by applicable law, the Company will not, without the affirmative vote or consent of the holders of at least a majority of the shares of such series of Offered Preferred Stock outstanding at the time (voting separately as a class), given in person or by proxy, either in writing or at a meeting, (i) authorize, create or issue, or increase the authorized or issued amount of, any class or series of capital stock ranking prior to such series of Offered Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized capital stock of the Company into any such shares, or create, authorize or issue any obligation or security convertible into, exercisable or exchangeable for or evidencing the right to purchase, any such shares; or (ii) amend, alter or repeal the provisions of the Amended Certificate of Incorporation (including the certificate of designations for such series of Offered Preferred Stock), whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of such series of Offered Preferred Stock; provided, however, that (a) any increase in the amount of the authorized Preferred Stock or authorized Common Stock or (b) the creation or issuance of any other class or series of capital stock or any other series of Preferred Stock, or any increase in the number of authorized shares of any other class or series of capital stock or any other series of Preferred Stock ranking, in each case described in this clause (b), on a parity with or junior to the Preferred Stock of such series with respect to payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences or privileges.

  None of the foregoing voting provisions will apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected or occur, all outstanding shares of the relevant series of Offered Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

  Under Delaware law, notwithstanding anything to the contrary set forth above, holders of all outstanding shares of Preferred Stock will be entitled to vote as a class upon a proposed amendment to the Amended Certificate of Incorporation if the amendment would increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of the shares of such class, or alter or change the powers, preferences or rights of the shares of such class so as to affect them adversely. However, if any such proposed amendment would change the powers, preferences or rights of one or more series of Preferred Stock so as to affect them adversely, but shall not affect all series of Preferred Stock, then only the shares of the series so affected shall be considered a separate class for such purposes. Any such amendment requires the vote of a majority of the shares entitled to vote thereon, voting as a class.

CONVERSION AND EXCHANGE RIGHTS

  The terms, if any, upon which shares of any series of Offered Preferred Stock are convertible into or exchangeable for the Common Stock, another series of Preferred Stock or other Securities will be set forth in the applicable Prospectus Supplement relating thereto. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holders or at the option of the Company.

TRANSFER AGENT AND REGISTRAR

  The transfer agent and registrar for the shares of any series of Offered Preferred Stock will be named in the applicable Prospectus Supplement.

                       DESCRIPTION OF DEPOSITARY SHARES

  The Company may offer Depositary Shares (either separately or together with other Securities) representing fractional interests in shares of Preferred Stock of any series. In connection with the issuance of any Depositary Shares, the Company will enter into a deposit agreement (a "Deposit Agreement") with a bank or trust company, as depositary (the "Preferred Stock Depositary"), which will be named in the applicable Prospectus Supplement. Depositary Shares will be evidenced by depositary receipts (the "Depositary Receipts") issued pursuant to the related Deposit Agreement. The summary of certain provisions of the Depositary Shares and the Deposit Agreement set forth below and the summary of certain terms of a particular issue of Depositary Shares and the related Deposit Agreement set forth in the applicable Prospectus Supplement do not purport to be complete and are subject to and qualified in their entirety by reference to all the provisions of the form of Deposit Agreement, together with the form of related Depositary Receipt, which has been or will be filed as an exhibit to or incorporated by reference in the Registration Statement, all of which are incorporated herein by reference.

  The following description of Depositary Shares sets forth certain general terms and provisions of the Depositary Shares and the related Deposit Agreement to which any Prospectus Supplement may relate. Certain other terms of any such Depositary Shares and the related Deposit Agreement will be described in the applicable Prospectus Supplement. To the extent that any particular terms of the Depositary Shares or the related Deposit Agreement described in a Prospectus Supplement differ from any of the terms described herein, then such terms described herein shall be deemed to have been superseded by such Prospectus Supplement.

GENERAL

  The Company may provide for the issuance by the Preferred Stock Depositary of Depositary Receipts evidencing the related Depositary Shares, each of which Depositary Shares in turn will represent a fractional interest (which will be specified in the applicable Prospectus Supplement) in one share of a series of Preferred Stock. Shares of Preferred Stock of any series represented by Depositary Shares will be deposited under a separate Deposit Agreement. Subject to the terms of the Deposit Agreement, each owner of a Depositary Receipt will be entitled, in proportion to the fraction of a share of Preferred Stock represented by the related Depositary Share, to all the rights, preferences and privileges of, and will be subject to all of the limitations and restrictions on, the Preferred Stock represented thereby (including, if applicable and subject to certain matters discussed below, dividend, voting, conversion, exchange, redemption and liquidation rights).

  Depositary Shares may be issued in respect of shares of the Preferred Stock of any series. Immediately following the issuance of any such shares of Preferred Stock by the Company, the Company will deposit such shares of Preferred Stock with the relevant Preferred Stock Depositary and will cause the Preferred Stock Depositary to issue, on behalf of the Company, the related Depositary Receipts.

  Reference is made to the applicable Prospectus Supplement relating to the Depositary Shares offered thereby for specific terms, including (where applicable): (1) the terms of the series of Preferred Stock deposited by the Company under the related Deposit Agreement; (2) the number of such Depositary Shares and the fraction of one share of such Preferred Stock represented by one such Depositary Share; (3) whether such Depositary Shares will be listed on any securities exchange; (4) whether such Depositary Shares will be sold with any other Securities and, if so, the amount and terms thereof; and (5) any other specific terms of such Depositary Shares and the related Deposit Agreement.

  Depositary Receipts may be surrendered for transfer or exchange for new Depositary Receipts of different authorized denominations at any office or agency of the relevant Preferred Stock Depositary maintained for such purpose, subject to the terms of the related Deposit Agreement. Unless otherwise specified in the applicable Prospectus Supplement, Depositary Receipts will be issued in denominations evidencing any whole number of Depositary Shares. No service charge will be made for any permitted transfer or exchange of Depositary Receipts, but the Company or the Preferred Stock Depositary may require payment of any tax or other governmental charge payable in connection therewith.

DIVIDENDS AND OTHER DISTRIBUTIONS

  The Preferred Stock Depositary will distribute all cash dividends or other cash distributions received in respect of the related Preferred Stock to the record holders of Depositary Receipts in proportion, insofar as possible, to the number of Depositary Shares evidenced by the Depositary Receipts owned by such holders on the relevant record date. The Preferred Stock Depositary will distribute only such amount, however, as can be distributed without attributing to any holder of Depositary Receipts a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum, if any, received by the Preferred Stock Depositary for distribution to the record holders of Depositary Receipts.

  In the event of a distribution other than in cash, the Preferred Stock Depositary will distribute property received by it to the record holders of Depositary Receipts entitled thereto in proportion, insofar as possible, to the number of Depositary Shares evidenced by the Depositary Receipts owned by such holders on the relevant record date, unless the Preferred Stock Depositary determines that it is not feasible to make such distribution, in which case the Preferred Stock Depositary may, with the approval of the Company, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including sale (public or private) of such property and distribution of the net proceeds from such sale to such holders.

  The Deposit Agreement will also contain provisions relating to the manner in which any subscription or similar rights offered by the Company to holders of the related series of Preferred Stock will be made available to holders of Depositary Receipts.

  The amount distributed in any of the foregoing cases will be reduced by any amount required to be withheld by the Company or the Preferred Stock Depositary on the account of taxes.

WITHDRAWAL OF PREFERRED STOCK

  Upon surrender of the Depositary Receipts at an office or agency of the Preferred Stock Depositary maintained for such purpose (unless the related shares of Preferred Stock have previously been called for redemption), the holder thereof will be entitled to delivery, at such office or agency, to or upon such holder's order, of the number of whole shares of the related series of Preferred Stock and any money or other property represented by the Depositary Shares evidenced by such Depositary Receipts. Shares of Preferred Stock so withdrawn, however, may not be redeposited. If the Depositary Receipts delivered by the holder evidence a number of Depositary Shares in excess of the number of whole shares of Preferred Stock to be withdrawn, the Preferred Stock Depositary will deliver to such holder at the same time a new Depositary Receipt evidencing such excess number of Depositary Shares.

REDEMPTION AND REPURCHASE OF PREFERRED STOCK

  If a series of Preferred Stock represented by Depositary Shares is subject to redemption at the option of the Company, then, whenever the Company redeems shares of Preferred Stock of such series held by the Preferred Stock Depositary, the Preferred Stock Depositary will redeem as of the same redemption date the number of Depositary Shares representing the shares of the Preferred Stock so redeemed, provided the Company shall have paid in full to the Preferred Stock Depositary the redemption price of the Preferred Stock to be redeemed plus any other amounts or property payable with respect to the Preferred Stock to be redeemed. The redemption price per Depositary Share will be equal to the redemption price and any other amounts or property per share payable with respect to the Preferred Stock multiplied by the fraction of a share of Preferred Stock represented by one such

Depositary Share. If less than all of the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by the Preferred Stock Depositary by lot or pro rata or other equitable method, in each case as may be determined by the Company. If the Depositary Shares evidenced by a Depositary Receipt are to be redeemed in part only, one or more new Depositary Receipts will be issued for any Depositary Shares not so redeemed.

  After the date fixed for redemption, the Depositary Shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the Depositary Receipts evidencing the Depositary Shares so called for redemption will cease, except the right to receive any monies payable upon such redemption and any money or other property to which the holders of such Depositary Receipts were entitled upon such redemption upon surrender of such Depositary Receipts to the Preferred Stock Depositary.

  Depositary Shares, as such, are not subject to repurchase by the Company at the option of the holders. Nevertheless, if the Preferred Stock represented by Depositary Shares is subject to repurchase of the option of the holders, the related Depositary Receipts may be surrendered by the holders thereof to the Preferred Stock Depositary with written instructions to the Preferred Stock Depositary to instruct the Company to repurchase the Preferred Stock represented by the Depositary Shares evidenced by such Depositary Receipts at the applicable repurchase price specified in the related Prospectus Supplement. The Company, upon receipt of such instructions and subject to the Company having funds legally available therefor, will repurchase the requisite whole number of shares of such Preferred Stock from the Preferred Stock Depositary, who in turn will repurchase such Depositary Receipts. Notwithstanding the foregoing, holders shall only be entitled to request the repurchase of Depositary Shares representing one or more whole shares of the related Preferred Stock. The repurchase price per Depositary Share will be equal to the repurchase price and any other amounts per share payable with respect to the Preferred Stock multiplied by the fraction of a share of Preferred Stock represented by one Depositary Share. If the Depositary Shares evidenced by a Depositary Receipt are to be repurchased in part only, one or more new Depositary Receipts will be issued for any Depositary Shares not to be repurchased.

VOTING THE PREFERRED STOCK

  Upon receipt of notice of any meeting at which the holders of the Preferred Stock of any series represented by Depositary Shares are entitled to vote, the relevant Preferred Stock Depositary will mail the information contained in such notice of meeting to the record holders of the related Depositary Receipts. Each record holder of Depositary Receipts evidencing Depositary Shares on the record date (which will be the same date as the record date for the Preferred Stock) will be entitled to instruct the Preferred Stock Depositary as to the exercise of the voting rights pertaining to the amount of Preferred Stock represented by such holder's Depositary Shares. The Preferred Stock Depositary will endeavor, insofar as practicable, to vote the number of shares of Preferred Stock represented by such Depositary Shares in accordance with such instructions, and the Company will agree to take all reasonable action which may be deemed necessary by the Preferred Stock Depositary in order to enable the Preferred Stock Depositary to do so. The Preferred Stock Depositary will abstain from voting shares of Preferred Stock to the extent it does not receive specific instructions from the holders of Depositary Receipts evidencing the Depositary Shares representing such Preferred Stock.

CONVERSION AND EXCHANGE OF PREFERRED STOCK

  If the Preferred Stock represented by Depositary Shares is exchangeable at the option of the Company for other Securities, then, whenever the Company exercises its option to exchange all or a portion of such shares of Preferred Stock held by the Preferred Stock Depositary, the Preferred Stock Depositary will exchange as of the same exchange date a number of such Depositary Shares representing the shares of the Preferred Stock so exchanged, provided the Company shall have issued and deposited with the Preferred Stock Depositary the Securities for which such shares of Preferred Stock are to be exchanged. The exchange rate per Depositary Share shall be equal to the exchange rate per share of Preferred Stock multiplied by the fraction of a share of Preferred Stock represented by one Depositary Share. If less than all of the Depositary Shares are to be exchanged, the Depositary Shares to be exchanged will be selected by the Preferred Stock Depositary by lot or pro rata or other equitable method, in each case as may be determined by the Company. If the Depositary Shares evidenced by a

Depositary Receipt are to be exchanged in part only, a new Depositary Receipt or Receipts will be issued for any Depositary Shares not to be exchanged.

  Depositary Shares, as such, are not convertible or exchangeable at the option of the holders into other Securities or property. Nevertheless, if the Preferred Stock represented by Depositary Shares is convertible into or exchangeable for other Securities at the option of the holders, the related Depositary Receipts may be surrendered by holders thereof to the Preferred Stock Depositary with written instructions to the Preferred Stock Depositary to instruct the Company to cause conversion or exchange, as the case may be, of the Preferred Stock represented by the Depositary Shares evidenced by such Depositary Receipts into a whole number of shares of Common Stock or Preferred Stock, a whole number of Common Stock Warrants, or Debt Securities in authorized denominations, as specified in the related Prospectus Supplement. The Company, upon receipt of such instructions and any amounts payable in respect thereof, will cause the conversion or exchange, as the case may be, and will deliver to the holders such number of whole shares of Common Stock or Preferred Stock, a whole number of Common Stock Warrants, or a principal amount of Debt Securities in authorized denominations (and cash in lieu of any fractional Security). The exchange or conversion rate per Depositary Share shall be equal to the exchange or conversion rate per share of Preferred Stock multiplied by the fraction of a share of Preferred Stock represented by one Depositary Share. If the Depositary Shares evidenced by a Depositary Receipt are to be converted or exchanged in part only, a new Depositary Receipt or Receipts will be issued for any Depositary Shares not to be converted or exchanged.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

  The Depositary Receipts evidencing Depositary Shares and any provision of the related Deposit Agreement may at any time be amended by agreement between the Company and the Preferred Stock Depositary. However, any amendment that materially and adversely alters the rights of the holders of Depositary Receipts issued under any Deposit Agreement will not be effective unless such amendment has been approved by the holders of at least a majority of such Depositary Receipts then outstanding (or such greater proportion as may be required by the rules of any securities exchange on which the related Depositary Shares may be listed). In no event may any such amendment impair the right of any holder of Depositary Receipts, subject to the conditions specified in the Deposit Agreement, to receive the related Preferred Stock upon surrender of such Depositary Receipts as described above under "-- Withdrawal of Preferred Stock."

  The Deposit Agreement may be terminated by the Company upon not less than 60 days' notice to the Preferred Stock Depositary. In any such case, the Preferred Stock Depositary shall deliver or make available to each holder of the related Depositary Receipts, upon surrender of such Depositary Receipts, such number of whole shares of the related series of Preferred Stock represented by the Depositary Shares evidenced by such Depositary Receipts, together with cash in lieu of any fractional shares (to the extent the Company has deposited such cash with the Preferred Stock Depositary). The Deposit Agreement will automatically terminate if all of the shares of Preferred Stock deposited thereunder shall have been withdrawn, redeemed, converted or exchanged or if there shall have been a final distribution in respect of such Preferred Stock in connection with any liquidation, dissolution or winding up of the Company.

CHARGES OF PREFERRED STOCK DEPOSITARY

  The Company will pay the fees and expenses of the Preferred Stock Depositary in connection with the performance of its duties under the Deposit Agreement, and will pay all transfer and other taxes and governmental charges arising solely from the existence of the Deposit Agreement. Holders of Depositary Receipts will be required to pay all other transfer and other taxes and governmental charges (including taxes and other governmental charges in connection with the transfer, exchange, surrender or conversion of Depositary Receipts) and such other charges as are expressly provided in the Deposit Agreement.

RESIGNATION AND REMOVAL OF DEPOSITARY

  The Preferred Stock Depositary may resign at any time by delivering to the Company notice of its election to do so, and the Company may at any time remove the Preferred Stock Depositary, any such resignation or removal to take effect upon the appointment of a successor Preferred Stock Depositary.

MISCELLANEOUS

  The Preferred Stock Depositary will forward to holders of Depositary Receipts any reports and communications from the Company which are received by the Preferred Stock Depositary with respect to the related Preferred Stock.

  Neither the Preferred Stock Depositary nor the Company will be liable if either is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the Deposit Agreement. The obligations of the Company and the Preferred Stock Depositary under the Deposit Agreement will be limited to performing their duties thereunder without gross negligence or willful misconduct, and the Company and the Preferred Stock Depositary will not be obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares or any related shares of Preferred Stock or Depositary Receipts unless satisfactory indemnity is furnished. The Company and the Preferred Stock Depositary may rely on advice of counsel, accountants or other advisors, and information provided by persons presenting shares of Preferred Stock for deposit, holders of Depositary Receipts or other persons believed to be authorized or competent and on documents believed to be genuine.

  In the event that the Preferred Stock Depositary shall receive conflicting claims, requests or instructions from any holders of Depositary Receipts, on the one hand, and the Company, on the other hand, the Preferred Stock Depositary shall be entitled to act on such claims, requests or instructions received from the Company.

                          DESCRIPTION OF COMMON STOCK

  The Company may issue (either separately or together with other Securities) shares of its Common Stock. Under its Amended Certificate of Incorporation, the Company is authorized to issue up to 60,000,000 shares of Common Stock. Reference is made to the applicable Prospectus Supplement relating to Common Stock offered thereby for the terms relevant thereto, including the number of shares offered and the initial public offering price. For a summary of certain terms of the Common Stock, including certain restrictions on dividends, see "Description of Capital Stock" below.

                     DESCRIPTION OF COMMON STOCK WARRANTS

  The Company may issue (either separately or together with other Securities) warrants for the purchase of Common Stock ("Common Stock Warrants"). The Common Stock Warrants are to be issued under warrant agreements (each a "Common Stock Warrant Agreement") to be entered into between the Company and a bank or trust company, as warrant agent ("Common Stock Warrant Agent"), all as set forth in the Prospectus Supplement relating to the particular issue of Common Stock Warrants. The form of Common Stock Warrant Agreement, including the form of certificates representing the Common Stock Warrants ("Common Stock Warrant Certificates"), that will be entered into with respect to a particular offering of Common Stock Warrants has been or will be filed as an exhibit to or incorporated by reference in the Registration Statement. The following summary of certain provisions of the Common Stock Warrant Agreement and the Common Stock Warrants and the summary of certain terms of the particular Common Stock Warrant Agreement and Common Stock Warrants set forth in the applicable Prospectus Supplement do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the particular Common Stock Warrant Agreement and the related Common Stock Warrant Certificates, all of which are incorporated herein by reference.

  The following description of the Common Stock Warrants sets forth certain general terms and provisions of the Common Stock Warrants and the related Common Stock Warrant Agreement to which any Prospectus Supplement may relate. Certain other terms of any Common Stock Warrants and the related Common Stock Warrant Agreement will be described in the applicable Prospectus Supplement. To the extent that any particular terms of the Common Stock Warrants or the related Common Stock Warrant Agreement described in a Prospectus Supplement differ from any of the terms described herein, then such terms described herein shall be deemed to have been superseded by such Prospectus Supplement.

GENERAL

  Reference is made to the applicable Prospectus Supplement for the terms of the Common Stock Warrants offered thereby, including (where applicable): (1) the title and aggregate number of such Common Stock Warrants; (2) the number of shares of Common Stock that may be purchased upon exercise of each such Common Stock Warrant; the price, or the manner of determining the price, at which such shares may be purchased upon such exercise; if other than cash, the property and manner in which the exercise price may be paid; and any minimum number of such Common Stock Warrants that are exercisable at any one time; (3) the time or times at which, or period or periods during which, such Common Stock Warrants may be exercised and the expiration date of such Common Stock Warrants; (4) the terms of any right of the Company to redeem such Common Stock Warrants; (5) the terms of any right of the Company to accelerate the exercise of such Common Stock Warrants upon the occurrence of certain events;
(6) whether such Common Stock Warrants will be sold with any other Securities, and the date, if any, on and after which such Common Stock Warrants and any such other Securities will be separately transferable; and (7) any other terms of such Common Stock Warrants.

  Common Stock Warrant Certificates may be surrendered for transfer or exchange for new Common Stock Warrant Certificates of authorized denominations at any office or agency of the relevant Common Stock Warrant Agent maintained for such purpose, subject to the terms of the related Common Stock Warrant Agreement. Unless otherwise specified in the applicable Prospectus Supplement, Common Stock Warrant Certificates will be issued in denominations evidencing any whole number of Common Stock Warrants. No service charge will be made for any permitted transfer or exchange of Common Stock Warrant Certificates, but the Company or the Common Stock Warrant Agent may require payment of any tax or other governmental charge payable in connection therewith.

EXERCISE OF WARRANTS

  Each Common Stock Warrant will entitle the holder to purchase such number of shares of Common Stock at such exercise price as shall in each case be set forth in, or be determinable from, the Prospectus Supplement relating to such Common Stock Warrants, by payment of such exercise price in the Currency and in the manner specified in the Prospectus Supplement. Common Stock Warrants may be exercised at any time up to the date and time specified in the applicable Prospectus Supplement for the expiration thereof. After the specified expiration time on the specified date of expiration, unexercised Common Stock Warrants will become void.

  Upon receipt at an office or agency indicated in the applicable Prospectus Supplement of (i) payment of the exercise price and (ii) the Common Stock Warrant Certificate properly completed and duly executed, the Company will, as soon as practicable, forward a certificate or certificates representing the whole number of shares of Common Stock purchasable upon such exercise. Unless otherwise indicated in the applicable Prospectus Supplement, fractional shares of Common Stock will not be issued upon the exercise of Warrants and, in lieu thereof, the Company will make a cash payment in an amount determined as provided in the applicable Prospectus Supplement. If less than all of the Common Stock Warrants represented by such Common Stock Warrant Certificate are exercised, a new Common Stock Warrant Certificate will be issued for the remaining number of Common Stock Warrants. The holder of a Common Stock Warrant will be required to pay any tax or other governmental charge that may be imposed in connection with any transfer involved in the issuance of the Common Stock purchased upon such exercise.

MODIFICATIONS

  Any Common Stock Warrant Agreement and the terms of the related Common Stock Warrants may be modified or amended by the Company and the applicable Common Stock Warrant Agent, without the consent of any holder of the related Common Stock Warrants, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained therein, or in any other manner that the Company deems necessary or desirable and that will not materially and adversely affect the interests of the holders of the related Common Stock Warrants.

  The Company and the applicable Common Stock Warrant Agent may also modify or amend the applicable Common Stock Warrant Agreement and the terms of the related Common Stock Warrants with the consent of the holders of not less than a majority in number of the then outstanding unexercised Common Stock Warrants affected thereby; provided that no such modification or amendment that accelerates the expiration date, increases the exercise price, or reduces the number of outstanding Common Stock Warrants the consent of whose holders is required for any such amendment or modification, may be made without the consent of each holder affected thereby.

NO RIGHTS AS STOCKHOLDERS

  Holders of Common Stock Warrants are not entitled, by virtue of being such holders, to vote, consent or receive notice as stockholders of the Company in respect of any meeting of stockholders for the election of directors of the Company or any other matter, or to exercise any other rights whatsoever as stockholders of the Company, or to receive any dividends or distributions, if any, on the Common Stock.

                         DESCRIPTION OF CAPITAL STOCK

  The authorized capital stock of the Company consists of (i) 60,000,000 shares of Common Stock, par value $.01 per share, and (ii) 7,000,000 shares of Preferred Stock, par value $.01 per share. As of June 30, 1998, (i) 20,276,298 shares of Common Stock were issued and outstanding and an additional 66,114 shares of Common Stock were issued and held in the Company's treasury, and
(ii) no shares of Preferred Stock were outstanding.

  The following summary of certain provisions of the Common Stock, Preferred Stock, the Company's Amended Certificate of Incorporation and By-laws, and the Rights Agreement and the Rights issued thereunder (as such terms are defined below) does not purport to be complete and is qualified in its entirety by reference to the Amended Certificate of Incorporation, By-laws and Rights Agreement, copies of which have been incorporated by reference or filed as exhibits to the Registration Statement.

COMMON STOCK

  The holders of Common Stock are entitled to one vote per share on all matters voted on by stockholders, including elections of directors, and, except as otherwise required by law or provided by the express provisions of any series of Preferred Stock of the Company, the holders of such shares will exclusively possess all voting power of the Company. There is no cumulative voting in the election of directors, and no holder of Common Stock is entitled as such, as a matter of right, to subscribe for or purchase any shares of Common Stock or Preferred Stock. Subject to the preferential rights of any outstanding series of Preferred Stock, the holders of Common Stock are entitled to receive ratably such dividends as may be declared from time to time by the Board of Directors from funds legally available therefor. In the event of a liquidation, dissolution or winding up of the Company, holders of Common Stock are entitled to share ratably in all assets remaining after payment or provision for liabilities and amounts owing in respect of any outstanding Preferred Stock. The Common Stock represents non-withdrawable capital, is not of an insurable type and is not insured by the FDIC or any other governmental agency or instrumentality.

  Certain of the Company's debt instruments contain restrictive covenants that could limit the amount of dividends payable by the Company or the redemption or repurchase of capital stock by the Company. In the event of a deterioration in the financial condition or results of operations of the Company, such covenants could limit or prohibit the payment of dividends on Common Stock. Likewise, the Company is a holding company substantially all of whose consolidated assets are held by its subsidiaries, and the cash flow of the Company and the consequent ability to pay dividends on Common Stock are dependent upon the results of operations of such subsidiaries and the distribution of funds by such subsidiaries to the Company. In addition, if the Company were to become a bank holding company, various regulatory restrictions would limit directly or indirectly the amount of dividends the Company could pay as well as the repurchase or redemption of its capital stock. See "The Company--Pending Structural Changes--Dividends," "The Company--Pending Structural Changes--Repurchase or Redemption of Equity Securities" and "Description of Debt Securities--Ranking of Debt Securities; Holding Company Structure."

  The transfer agent for the Common Stock is ChaseMellon Shareholder Services, L.L.C. ("ChaseMellon").

PREFERRED STOCK

  Preferred Stock may be issued from time to time in one or more series. Subject to limitations prescribed by Delaware law and the Amended Certificate of Incorporation, the Board of Directors is authorized to fix the number of shares constituting each series of Preferred Stock and the rights and preferences thereof. Preferred Stock may rank prior to Common Stock with respect to the payment of dividends and distributions upon liquidation, dissolution or winding up of the Company and may have full or limited voting rights. The issuance of Preferred Stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely, affect the voting power of the holders of Common Stock and, under certain circumstances, make it more difficult for a third party to gain control of the Company and could have the effect of delaying or preventing a merger, tender offer or other attempted takeover of the Company. No holder of Preferred Stock shall be entitled, as a matter of right, to subscribe for or purchase any shares of Preferred Stock or Common Stock.

RIGHTS AGREEMENT

  On July 26, 1990, the Board of Directors of the Company declared a dividend payable August 6, 1990 of one right (a "Right") for each outstanding share of Common Stock (i) held of record at the close of business on August 6, 1990 (the "Record Time") or (ii) issued thereafter and prior to the Separation Time (as hereinafter defined). The Rights were issued pursuant to a Stockholder Protection Rights Agreement, dated as of July 31, 1990, as amended (the "Rights Agreement"), between the Company and ChaseMellon, as successor Rights Agent (the "Rights Agent"). Each Right entitles its registered holder to purchase from the Company after the Separation Time one share of Common Stock for $27.50 (the "Exercise Price"), subject to adjustment.

  The Rights will be evidenced by the Common Stock certificates until the close of business on the earlier of (either, the "Separation Time") (i) the tenth business day (or such later date as the Board of Directors of the Company may from time to time fix by resolution) after the date on which any person (other than the Company, a majority-owned subsidiary of the Company or an employee stock ownership or other employee benefit plan of the Company or a majority-owned subsidiary of the Company) commences a tender or exchange offer which, if consummated, would result in such person's becoming the beneficial owner of 10% or more of the outstanding shares of Common Stock (any person having such beneficial ownership being referred to as an "Acquiring Person," subject to certain exceptions), and (ii) the tenth business day after the first date (the "Flip-in Date") of public announcement (the "Stock Acquisition Date") by the Company or an Acquiring Person that an Acquiring Person has become such, other than as a result of a Flip-over Transaction or Event (as defined below). The Rights Agreement provides that, until the Separation Time, the Rights will be transferred with and only with Common Stock. Common Stock certificates issued after the Record Time but prior to the Separation Time, and Common Stock certificates evidencing shares of Common Stock outstanding at the Record Time, shall evidence one Right for each share of Common Stock evidenced thereby. Promptly following the Separation Time, separate certificates evidencing the Rights ("Rights Certificates") and a disclosure statement describing the Rights will be mailed by the Rights Agent to holders of record of Common Stock at the Separation Time.

  Rights may be exercised on any business day after the Separation Time and prior to the Expiration Time. The Rights will expire on the earliest of (i) the Exchange Time (as defined below), (ii) the date on which the Board of Directors of the Company elects to redeem all of the then outstanding Rights and (iii) August 6, 2000 (in any such case, the "Expiration Time").

  The Exercise Price and the number of Rights outstanding, or in certain circumstances the securities purchasable upon exercise of the Rights, are subject to adjustment from time to time under certain circumstances, including, but not limited to, the payment of a Common Stock dividend or the issuance of any securities in exchange for Common Stock.

  In the event that prior to the Expiration Time, a Flip-in Date occurs, the Company shall take such action as shall be necessary to ensure and provide that each Right (other than Rights beneficially owned by the Acquiring Person or any affiliate or associate thereof, which Rights shall become void) shall constitute the right to purchase from the Company, upon payment of the Exercise Price, that number of shares of Common Stock having an aggregate Market Price (as defined in the Rights Agreement), on the applicable Stock Acquisition Date equal to twice the Exercise Price. In addition, the Board of Directors of the Company may, at its option, at any time after a Flip-in Date and prior to the date on which a Schedule 13D, or any amendment thereto, is filed with the Commission by an Acquiring Person announcing that such person has become the beneficial owner of more than 50% of the outstanding shares of Common Stock, elect to exchange all (but not less than all) of the then outstanding Rights (other than Rights beneficially owned by the Acquiring Person or any affiliate or associate thereof, which Rights become void) for shares of Common Stock at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend, distribution of securities or assets in respect of, in lieu of, or in exchange for, Common Stock, or similar transaction occurring after the Separation Time (the "Exchange Ratio"). Immediately upon such action by the Board of Directors of the Company (the "Exchange Time"), the right to exercise the Rights will terminate and each Right will thereafter represent only the right to receive a number of shares of Common Stock equal to the Exchange Ratio.

  In the event that there shall not be sufficient treasury shares or authorized but unissued shares of Common Stock to permit the exercise or exchange in full of the Rights, the Company shall take such action as shall be necessary to ensure and provide, to the extent permitted by applicable law and any agreements or instruments in effect on the Stock Acquisition Date to which it is a party, that each Right shall thereafter constitute the right to receive, (x) at the Company's option, either (A) upon payment of the Exercise Price, debt or equity securities or other assets (or a combination thereof) having a fair value equal to twice the Exercise Price, or (B) without payment of consideration (except as otherwise required by applicable law), debt or equity securities or other assets (or a combination thereof) having a fair value equal to the Exercise Price, or (y) if the Board of Directors of the Company elects to exchange the Rights (as described in the preceding paragraph), debt or equity securities or other assets (or a combination thereof) having a fair value equal to the product of the Market Price of a share of Common Stock on the Flip-in Date times the Exchange Ratio in effect on the Flip-in Date. In any case set forth in (x) or (y) above, the fair value of such debt or equity securities or other assets shall be as determined in good faith by the Board of Directors of the Company, after consultation with a nationally recognized investment banking firm.

  Prior to the Expiration Time, the Company shall not enter into, consummate or permit to occur a transaction or series of transactions after the time an Acquiring Person has become such in which, directly or indirectly, (i) the Company shall consolidate or merge or participate in a binding share exchange with any other person (other than a wholly owned subsidiary of the Company) if, at the time of the consolidation, merger of share exchange, or at the time the Company enters into any agreement with respect thereto, the Acquiring Person controls the Board of Directors of the Company and any term of or arrangement concerning such consolidation, merger or share exchange relating to the Acquiring Person is not identical to the terms and arrangements relating to other holders of Common Stock or (ii) wherein the Company shall sell or otherwise transfer (or one or more of its subsidiaries shall sell or otherwise transfer) assets (A) aggregating more than 50% of the assets (measured by either book value or fair market value), or (B) generating more than 50% of the operating income or cash flow, of the Company and its subsidiaries (taken as a whole) to any Person or Persons which are affiliated or associated or otherwise acting in concert, if, at the time of such sale or transfer of assets or at the time the Company (or any such subsidiary) enters into an agreement with respect to such sale or transfer, the Acquiring Person controls the Board of Directors of the Company (a "Flip-over Transaction or Event"), unless and until it shall have entered into a supplemental agreement with the person engaging in such Flip-over Transaction or Event (the "Flip-over Entity"), for the benefit of the holders of the Rights, providing that, upon consummation or occurrence of the Flip-over Transaction or Event each Right shall thereafter constitute the right to purchase from the Flip-over Entity, upon payment of the Exercise Price, that number of shares of capital stock with the greatest voting power in respect of the election of directors of the Flip-over Entity having an aggregate Market Price on the date of such Flip-over Transaction or Event equal to twice the Exercise Price.

  The Board of Directors of the Company may, at its option, at any time prior to the close of business on the Flip-in Date, elect to redeem all (but not less than all) of the then outstanding Rights at a price of $.01 per Right (the "Redemption Price"). Immediately upon the action of the Board of Directors of the Company electing to redeem the Rights (or, if the resolution of the Board of Directors electing to redeem the Rights states that the redemption will not be effective until the occurrence of a specified future time or event, upon the occurrence of such future time or event), the Rights will terminate and each Right will thereafter represent only the right to receive the Redemption Price in cash.

  The holders of Rights will not, solely by reason of their ownership of Rights, have any rights as stockholders of the Company, including, without limitation, the right to vote or to receive dividends.

  The Rights will not prevent a takeover of the Company. However, the Rights may cause substantial dilution to an Acquiring Person unless the Rights are first redeemed by the Board of Directors of the Company.

SECTION 203 OF THE DELAWARE LAW

  Section 203 of the Delaware General Corporation Law (the "DGCL") generally prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years following the time that such stockholder became an interested stockholder, unless certain conditions are satisfied. However, a corporation's certificate of incorporation may exclude such corporation from the restrictions imposed by
Section 203 of the DGCL, and the Amended Certificate of Incorporation provides that Section 203 of the DGCL shall not govern the Company.

CERTAIN PROVISIONS OF THE AMENDED CERTIFICATE OF INCORPORATION AND BY-LAWS

  Several provisions of the Company's Amended Certificate of Incorporation and By-laws may have the effect of deterring a takeover of the Company. These provisions include: (i) certain advance notice and content requirements for business to be brought before the annual stockholders' meeting by a stockholder or for nomination by any stockholder of persons for election to the Board of Directors; (ii) a prohibition on stockholder action by written consent; (iii) a requirement that only the chairman of the Board of Directors of the Company, president or majority of the directors then in office may call a special meeting of the stockholders; and (iv) the classification of Company's Board of Directors into three classes serving staggered three-year terms.

  The foregoing provisions could make it more difficult for a third party to gain control of the Company, and could have the effect of delaying or preventing a merger, tender offer or other attempted takeover of the Company.

                   DESCRIPTION OF TRUST PREFERRED SECURITIES

  Each Trust may issue only one series of Trust Preferred Securities which shall have terms described in the Prospectus Supplement relating thereto. The Declaration of each Trust will authorize its Regular Trustees to issue on behalf of such Trust one series of its Trust Preferred Securities. Each Declaration will be qualified as an indenture under the Trust Indenture Act. The forms of Declaration have been or will be filed or incorporated by reference as exhibits to the Registration Statement. The terms of each Declaration will be those set forth in the Declaration and those made part of the Declaration by the Trust Indenture Act. The summary of certain provisions of the Trust Preferred Securities and the Declarations set forth below and in any Prospectus Supplement do not purport to be complete and are subject to and are qualified in their entirety by reference to all of the provisions of the Declarations and the Trust Preferred Securities, which provisions (including defined terms) are incorporated herein by reference.

  The following description of the Trust Preferred Securities and the Declaration of any Trust sets forth certain general terms and provisions of such Trust Preferred Securities and Declaration to which any Prospectus Supplement may relate. Certain other specific terms of such Trust Preferred Securities and Declaration will be described in the applicable Prospectus Supplement. To the extent that any particular terms of any Trust Preferred Securities or Declaration described in a Prospectus Supplement differ from any of the terms described herein, then such terms described herein shall be deemed to have been superseded by such Prospectus Supplement.

  The Trust Preferred Securities of any Trust will have such terms, including distributions, redemption, voting, liquidation, conversion rights and such other preferred, deferred or other special rights or such restrictions as shall be set forth in the Declaration of such Trust or made part of such Declaration by the Trust Indenture Act, and which will generally mirror the terms of the Junior Subordinated Debt Securities held by such Trust and described in the Prospectus Supplement related thereto. Reference is made to the Prospectus Supplement relating to the Trust Preferred Securities of any Trust for specific terms, including (i) the designation of such Trust Preferred Securities; (ii) the number of such Trust Preferred Securities;
(iii) the annual distribution rate (or method of determining such rate) for such Trust Preferred Securities and the date or dates upon which such distributions shall be payable; (iv) whether distributions on such Trust Preferred Securities shall be cumulative, and, in the case of Trust Preferred Securities having such cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on such Trust Preferred Securities shall be cumulative; (v) the amount or amounts which shall be paid out of the assets of such Trust to the holders of such Trust Preferred Securities upon voluntary or involuntary dissolution, winding-up or termination of such Trust; (vi) the right or obligation, if any, of such Trust to purchase or redeem such Trust Preferred Securities and the price or prices at which, the period or periods within which, and the terms and conditions upon which, such Trust Preferred Securities shall or may be purchased or redeemed, in whole or in part, pursuant to such right or obligation; (vii) the voting rights, if any, of such Trust Preferred Securities in addition to those (if any) required by law, including the number of votes per Trust Preferred Security and any requirement for the approval by the holders of such Trust Preferred Securities, as a condition to specified action or amendments to the applicable Declaration; (viii) the terms and conditions, if any, upon which such Trust Preferred Securities may be converted into or exchanged for shares of Common Stock or other Securities, including the conversion price per share or conversion rate and the circumstances, if any, under which any such conversion right shall expire; (ix) the terms and conditions, if any, upon which the Junior Subordinated Debt Securities held by such Trust may be distributed to holders of such Trust Preferred Securities; (x) if applicable, any securities exchange upon which such Trust Preferred Securities shall be listed; and (xi) any other relevant rights, preferences, privileges, limitations or restrictions of such Trust Preferred Securities. All Trust Preferred Securities offered hereby will be guaranteed by the Company to the extent set forth below under "Description of Trust Preferred Securities Guarantees." Certain United States federal income tax considerations applicable to any offering of Trust Preferred Securities will be described in the Prospectus Supplement relating thereto.

  In connection with the issuance of Trust Preferred Securities by any Trust, such Trust will issue one series of Trust Common Securities. The Declaration of such Trust will authorize its Regular Trustees to issue on behalf of such Trust one series of Trust Common Securities having such terms including distributions, redemption, voting and liquidation rights or such restrictions as shall be set forth therein. The terms of the Trust Common Securities of a Trust will be substantially identical to the terms of the Trust Preferred Securities of such Trust, and such Trust Common Securities will rank pari passu, and payments will be made thereon pro rata, with such Trust Preferred Securities except that, if an event of default under the Declaration occurs and is continuing, the rights of the holders of such Trust Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of such Trust Preferred Securities. Except in certain limited circumstances, the Trust Common Securities of a Trust will also carry the right to vote to appoint, remove or replace any of the Trustees of such Trust. All of the Trust Common Securities will be directly or indirectly owned by the Company.

  In connection with the issuance of Trust Preferred Securities by a Trust, such Trust will purchase a series of Junior Subordinated Debt Securities from the Company. The ability of such Trust to make distributions and other payments on such Trust Preferred Securities will depend upon the receipt by such Trust of interest and other payments made by the Company on such Junior Subordinated Debt Securities. Such Junior Subordinated Debt Securities will be obligations exclusively of the Company and, because the Company is a holding company substantially all of whose consolidated assets are held by its subsidiaries, the cash flow of the Company and the consequent ability to service its debt, including such Junior Subordinated Debt Securities, will be dependent upon the results of operations of such subsidiaries and the distribution of funds by such subsidiaries to the Company. In addition, because the Company is a holding company, such Junior Subordinated Debt Securities will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries. See "Description of Debt Securities--Ranking of Debt Securities; Holding Company Structure."

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF TRUST PREFERRED SECURITIES

  If an event of default under the Declaration of any Trust occurs and is continuing, then the holders of the Trust Preferred Securities of such Trust would rely on the enforcement by the Property Trustee of such Trust of its rights as a holder of the Junior Subordinated Debt Securities held by such Trust against the Company. In addition, the holders of a majority in liquidation amount of the Trust Preferred Securities of such Trust will have the right to direct the time, method and place of conducting any proceeding for any remedy available to such Property Trustee or to direct the exercise of any trust or power conferred upon such Property Trustee under the Declaration of such Trust, including the right to direct such Property Trustee to exercise the remedies available to it as a holder of the Junior Subordinated Debt Securities held by such Trust. If such Property Trustee fails to enforce its rights under such Junior Subordinated Debt Securities, a holder of the Trust Preferred Securities of such Trust, to the fullest extent permitted by law, may institute a legal proceeding directly against the Company to enforce such Property Trustee's rights under such Junior Subordinated Debt Securities without first instituting any legal proceeding against such Property Trustee or any other person or entity. Notwithstanding the foregoing, if an event of default under the Declaration of such Trust has occurred and is continuing and such event is attributable to the failure of the Company to pay the principal of or premium or interest, if any, on such Junior Subordinated Debt Securities on the date such principal, premium or interest, as the case may be, is otherwise payable (or in the case of redemption, on the redemption date), then a holder of the Trust Preferred Securities of such Trust may directly institute a proceeding for enforcement of payment to such holder of the principal, premium or interest, as the case may be, on such Junior Subordinated Debt Securities having a principal amount equal to the aggregate liquidation amount of the Trust Preferred Securities of such holder (a "Direct Action") on or after the respective due date specified in such Junior Subordinated Debt Securities. In connection with such Direct Action, the Company will be subrogated to the rights of such holder of the Trust Preferred Securities under the Declaration of such Trust to the extent of any payment made by the Company to such holder of Trust Preferred Securities in such Direct Action.

             DESCRIPTION OF TRUST PREFERRED SECURITIES GUARANTEES

  Set forth below is a summary of information concerning the Preferred Securities Guarantee Agreements (the "Trust Preferred Securities Guarantees") which will be executed and delivered by the Company for the benefit of the holders from time to time of Trust Preferred Securities of the respective Trusts. Each Trust Preferred Securities Guarantee will be qualified as an indenture under the Trust Indenture Act. A trustee whose name will be set forth in the applicable Prospectus Supplement will act as the trustee (a "Preferred Guarantee Trustee") under each Trust Preferred Securities Guarantee for purposes of the Trust Indenture Act. The Company will enter into a separate Trust Preferred Securities Guarantee in respect of the Trust Preferred Securities of each Trust, and the Preferred Guarantee Trustees under such Trust Preferred Securities Guarantees may be different. The forms of Trust Preferred Securities Guarantee have been or will be filed or incorporated by reference as an exhibit to the Registration Statement. The terms of each Trust Preferred Securities Guarantee will be those set forth in such Trust Preferred Securities Guarantee and those made part of such Trust Preferred Securities Guarantee by the Trust Indenture Act. The summary of certain provisions of the Trust Preferred Securities Guarantees set forth below and in any Prospectus Supplement does not purport to be complete and is subject to and qualified in its entirety by reference to all of the provisions of the Trust Preferred Securities Guarantees, which provisions of the Trust Preferred Securities Guarantees (including defined terms) are incorporated herein by reference. Each Trust Preferred Securities Guarantee will be held by the applicable Preferred Guarantee Trustee for the benefit of the holders of the Trust Preferred Securities of the applicable Trust.

  The following description of the Trust Preferred Securities Guarantees sets forth certain general terms and provisions of the Trust Preferred Securities Guarantee to which any Prospectus Supplement may relate. Certain other specific terms of the applicable Trust Preferred Securities Guarantee will be described in the applicable Prospectus Supplement. To the extent that any particular terms of a Trust Preferred Securities Guarantee described in a Prospectus Supplement differ from any of the terms described herein, then such terms described herein shall be deemed to have been superseded by such Prospectus Supplement.

GENERAL

  Pursuant to each Trust Preferred Securities Guarantee, the Company will agree, to the extent set forth therein, to pay in full, to the holders of the Trust Preferred Securities of the applicable Trust, the Guarantee Payments (as defined herein) (except to the extent paid by such Trust), as and when due, regardless of any defense, right of setoff or counterclaim which such Trust may have or assert. The following payments with respect to the Trust Preferred Securities of the applicable Trust, to the extent not paid by such Trust (the "Guarantee Payments"), will be subject to the Trust Preferred Securities Guarantee thereof (without duplication): (i) any accumulated and unpaid distributions which are required to be paid on such Trust Preferred Securities, to the extent such Trust shall have funds available therefor; (ii) the redemption price (if any) set forth in the applicable Prospectus Supplement (the "Redemption Price"), which will not be lower than the liquidation amount, and all accumulated and unpaid distributions, to the extent such Trust has funds available therefor, with respect to any such Trust Preferred Securities called for redemption by such Trust and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of such Trust (other than in connection with the distribution of Junior Subordinated Debt Securities to the holders of its Trust Preferred Securities or the conversion or redemption of all of its Trust Preferred Securities), the lesser of (a) the aggregate of the liquidation amount and all accumulated and unpaid distributions on its Trust Preferred Securities to the date of payment, to the extent such Trust has funds available therefor, and (b) the amount of assets of such Trust remaining available for distribution to holders of its Trust Preferred Securities in liquidation of such Trust. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of Trust Preferred Securities of the applicable Trust or by causing such Trust to pay such amounts to such holders.

  A Trust Preferred Securities Guarantee will not apply to any payment of distributions on the Trust Preferred Securities of the applicable Trust except to the extent such Trust shall have funds available therefor. If the Company does not make interest payments on the Junior Subordinated Debt Securities purchased by such Trust, such Trust will not pay distributions on the Trust Preferred Securities issued by such Trust and will not have funds available therefor. A Trust Preferred Securities Guarantee, when taken together with the Company's obligations under the Junior Subordinated Debt Securities sold to the applicable Trust, the Indenture relating to such Junior Subordinated Debt Securities and the Declaration of such Trust, including the Company's obligations to pay certain costs, expenses, debts and liabilities of such Trust (other than with respect to its Trust Securities), will provide a full and unconditional guarantee on a subordinated basis by the Company of payments due on the Trust Preferred Securities of such Trust.

  The Company will also agree separately to guarantee the obligations of each Trust with respect to its Trust Common Securities (each, a "Trust Common Securities Guarantee") to the same extent as the Trust Preferred Securities Guarantee relating to the Trust Preferred Securities of such Trust, except that upon an event of default under the Junior Subordinated Indenture pursuant to which the Junior Subordinated Debt Securities held by such Trust were issued, holders of such Trust Preferred Securities shall have priority over holders of such Trust Common Securities with respect to distributions and payments on liquidation, redemption or otherwise.

  Certain covenants of the Company to be set forth in the Trust Preferred Securities Guarantee relating to the Trust Preferred Securities of any Trust will be described in the applicable Prospectus Supplement.

MODIFICATION OF THE TRUST PREFERRED SECURITIES GUARANTEES; ASSIGNMENT

  Except with respect to any changes which do not materially adversely affect the rights of holders of Trust Preferred Securities of the applicable Trust (in which case no vote will be required), a Trust Preferred Securities Guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding Trust Preferred Securities of such Trust. The manner of obtaining any such approval of holders of such Trust Preferred Securities will be as set forth in an accompanying Prospectus Supplement. All guarantees and agreements contained in a Trust Preferred Securities Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Trust Preferred Securities of the applicable Trust then outstanding.

TERMINATION

  A Trust Preferred Securities Guarantee will terminate (a) upon full payment of the redemption price of, plus accumulated and unpaid distributions on, all Trust Preferred Securities of the applicable Trust, (b) upon distribution of the Junior Subordinated Debt Securities held by such Trust to the holders of its Trust Preferred Securities or the conversion, if applicable, of all of such Trust Preferred Securities into Common Stock or other Securities, or (c) upon full payment of the amounts payable in accordance with the Declaration of such Trust upon liquidation of such Trust. A Trust Preferred Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Trust Preferred Securities of the applicable Trust must restore payment of any sums paid under the Trust Preferred Securities of such Trust or such Trust Preferred Securities Guarantee.

EVENTS OF DEFAULT

  An event of default under a Trust Preferred Securities Guarantee will occur upon (a) the failure of the Company to perform any of its payment or other obligations thereunder or (b) if applicable, the failure by the Company to deliver Common Stock or other applicable Securities upon an appropriate election by the holder or holders of Trust Preferred Securities of the applicable Trust to convert such Trust Preferred Securities into shares of Common Stock or other applicable Securities, as the case may be.

  The holders of a majority in liquidation amount of the Trust Preferred Securities of the applicable Trust have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable Preferred Guarantee Trustee in respect of the Trust Preferred Securities Guarantee or to direct the exercise of any trust or power conferred upon such Preferred Guarantee Trustee under such Trust Preferred

Securities Guarantee. If such Preferred Guarantee Trustee fails to enforce such Trust Preferred Securities Guarantee, any holder of Trust Preferred Securities guaranteed thereby may institute a legal proceeding directly against the Company to enforce such Preferred Guarantee Trustee's rights under such Trust Preferred Securities Guarantee, without first instituting a legal proceeding against the applicable Trust, such Preferred Guarantee Trustee or any other person or entity. The Company will waive any right or remedy to require that any action be brought first against the applicable Trust or any other person or entity before proceeding directly against the Company.

STATUS OF THE TRUST PREFERRED SECURITIES GUARANTEES

  Unless otherwise stated in the applicable Prospectus Supplement, each Trust Preferred Securities Guarantee will constitute an unsecured obligation of the Company and will rank (i) subordinate and junior in right of payment to all other liabilities of the Company except any liabilities that may be pari passu expressly by their terms and (ii) senior to Common Stock. The terms of the Trust Preferred Securities of each Trust will provide that each holder of such Trust Preferred Securities by acceptance thereof agrees to the subordination provisions and other terms of the Trust Preferred Securities Guarantee relating thereto.

  Each Trust Preferred Securities Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the guarantee without instituting a legal proceeding against any other person or entity).

INFORMATION CONCERNING THE PREFERRED GUARANTEE TRUSTEES

  Each Preferred Guarantee Trustee, prior to the occurrence of a default with respect to the applicable Trust Preferred Securities Guarantee, will undertake to perform only such duties as are specifically set forth in such Trust Preferred Securities Guarantee and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, a Preferred Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the applicable Trust Preferred Securities Guarantee at the request of any holder of the Trust Preferred Securities guaranteed thereby, unless offered reasonable indemnity against the costs, expenses and liabilities which might be incurred thereby.

                             PLAN OF DISTRIBUTION

  The Company or either of the Trusts, as the case may be, may sell Securities to one or more underwriters for public offering and sale by them or may sell Securities through agents which solicit or receive offers on behalf of the Company or such Trust, as the case may be, or through dealers or through a combination of any such methods of sale, and the Company and the Trusts may also sell Securities directly to investors. Any such underwriter or agent involved in the offer and sale of Securities will be named in the applicable Prospectus Supplement.

  Underwriters may offer and sell the Securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Company or the Trusts, as the case may be, may, from time to time, authorize agents acting on a best or reasonable efforts basis to solicit or receive offers to purchase the Securities upon the terms and conditions as are set forth in the applicable Prospectus Supplement. In connection with the sale of Securities, underwriters or agents may be deemed to have received compensation from the Company or the applicable Trust, as the case may be, in the form of underwriting discounts or commissions or other underwriting compensation and may also receive commissions from purchasers of Securities for whom they may act as agents. Underwriters may sell Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

  Any compensation paid by the Company or the applicable Trust to underwriters or agents in connection with the offering of Securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable Prospectus Supplement. Underwriters, dealers and agents participating in a distribution of the Securities (including agents only soliciting or receiving offers to purchase Securities on behalf of the Company or the applicable Trust) may be deemed to be underwriters, and any discounts, commissions or other underwriting compensation received by them and any profit realized by them on resale of Securities may be deemed to be underwriting discounts and commissions.

  Under agreements which may be entered into by the Company or the applicable Trust, as the case may be, underwriters, dealers and agents who participate in the distribution of Securities may be entitled to indemnification against certain liabilities, including liabilities under the Securities Act.

  If so indicated in the applicable Prospectus Supplement, the Company may authorize underwriters or other persons acting as the Company's agents to solicit offers by certain institutions to purchase Securities from the Company pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by the Company. The obligations of any institutional purchaser under any such contract will not be subject to any conditions except (i) the purchase by such institution of the Securities covered by such contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such institution is subject, and (ii) if such Securities are being sold to underwriters, the Company shall have sold to such underwriters the total principal amount of such Securities less the principal amount thereof covered by delayed delivery contracts.

  Certain of the underwriters, dealers or agents and their affiliates may engage in transactions with and perform services for the Company in the ordinary course of business.

                                 LEGAL MATTERS

  Certain legal matters in connection with the offering made hereby will be passed upon for the Company by Robert J. Flax, Executive Vice President, General Counsel and Secretary of the Company, and by Silver, Freedman & Taff, L.L.P., Washington, D.C. As of June 30, 1998, Mr. Flax owned 4,090 shares of Common Stock and held options to acquire 83,500 additional shares of Common Stock. The validity of the Trust Preferred Securities will be passed upon for the Company and the Trusts by Richards, Layton & Finger, Wilmington, Delaware. Brown & Wood llp, San Francisco, California, will act as counsel for any underwriters or agents.

                                    EXPERTS

  The consolidated financial statements incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1997 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report dated January 26, 1998, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

  The consolidated financial statements of AFEH and Subsidiary as of December 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997 have been incorporated by reference herein and in the prospectus/registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent auditors, incorporated by reference herein and in the prospectus/registration statement, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP with respect to the consolidated financial statements of AFEH and Subsidiary as of December 31, 1997 refers to the consummation of a Merger between AFEH and the Company effective January 2, 1998.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  The following table sets forth the expenses (all of which will be paid by the Company) to be incurred in connection with the registration and sale of the Securities:

      Securities and Exchange Commission filing fee................. $  132,750
      Blue Sky fees and expenses....................................     25,000
      Rating agency fees............................................    100,000
      Legal fees and expenses.......................................    300,000
      Accounting fees and expenses..................................    200,000
      Trustees' fees and expenses...................................    100,000
      Printing and engraving........................................    200,000
      Miscellaneous.................................................    192,250
                                                                     ----------
        Total....................................................... $1,250,000
                                                                     ==========

  All of the above amounts, other than the Securities and Exchange Commission filing fee, are estimates.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  As authorized by Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), the Company's Certificate of Incorporation eliminates to the fullest extent permitted by Delaware law the personal liability of its directors to the Company or its stockholders for monetary damages for any breach of fiduciary duty as a director.

  Section 9 of the Company's certificate of incorporation provides for indemnification of any director or officer of the Company against any and all expense, liability and loss (including attorneys' fees, judgments, fines and amounts paid in settlement) reasonably incurred or suffered by him or her in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to the fullest extend authorized by Delaware law, subject to certain limitations set forth in the certificate of incorporation. Section 9 also authorizes the Company to purchase insurance on behalf of directors and officers against liabilities incurred in their capacities as such.

  Section 145 of the General Corporation Law of the State of Delaware authorizes a corporation's board of directors to grant indemnity under certain circumstances to directors and officers, when made, or threatened to be made, parties to certain proceedings by reason of such status with the corporation, against judgments, fines, settlements and expenses, including attorneys' fees. In addition, under certain circumstances such persons may be indemnified against expenses actually and reasonably incurred in defense of a proceeding by or on behalf of the corporation. Similarly, the corporation, under certain circumstances, is authorized to indemnify directors and officers of other corporations or enterprises who are serving as such at the request of the corporation, when such persons are made, or threatened to be made, parties to certain proceedings by reason of such status, against judgments, fines, settlements and expenses, including attorneys' fees; and under certain circumstances, such persons may be indemnified against expenses actually and reasonably incurred in connection with the defense or settlement of a proceeding by or in the name of such other corporation or enterprise. Indemnification is permitted where such person (i) was acting in good faith,
(ii) was acting in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or other corporation or enterprise, as appropriate, (iii) with respect to a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful, and (iv) was not adjudged to be liable to the corporation or other corporation or enterprise (unless the court where the proceeding was brought determines that such person is fairly and reasonably entitled to indemnity).

  Unless ordered by a court, indemnification may be made only following a determination that such indemnification is permissible because the person being indemnified has met the requisite standard of conduct. Such determination may be made (i) by the corporation's board of directors by a majority vote of directors not at the time parties to such proceeding, even if less than a quorum; or (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or
(iii) by the stockholders.

  Section 145 also permits expenses incurred by directors and officers in defending a proceeding to be paid by the corporation in advance of the final disposition of such proceedings upon the receipt of an undertaking by the director or officer to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation against such expenses.

  Under a directors' and officers' liability insurance policy, directors and officers of the Company are insured against certain liabilities, including certain liabilities under the Securities Act of 1933.

  Reference is made to the form of Underwriting Agreement included or incorporated by reference or to be included or incorporated by reference herein as an exhibit to this Registration Statement for provisions regarding indemnification of the Company's officers, directors and controlling persons against certain liabilities.

ITEM 16. EXHIBITS

   1(a) Form of Underwriting Agreement for Subordinated Debt Securities
        (incorporated by reference from the Company's Registration Statement on Form S-3 (No. 333-29757))

   1(b) Form of Underwriting Agreement for the other Securities registered hereby(a)

   4(a) Restated Certificate of Incorporation of the Company, together with Certificate of Amendment of Restated Certificate of Incorporation (incorporated by reference to the Company's Registration Statement on Form S-3 (No. 333-29757))

   4(b) By-Laws of the Company (incorporated by reference to the Company's
        Current Report on Form 8-K filed on January 10, 1994 (File No. 0-17901))

   4(c) Form of Senior Indenture(b)

   4(d) Form of Subordinated Indenture(b)

   4(e) Form of Junior Subordinated Indenture(b)

   4(f) Form of Common Stock Warrant Agreement, including form of Warrant certificate(b)

   4(g) Form of Certificate of Designations for Preferred Stock(a)

   4(h) Form of Debt Security(b)

   4(i) Form of Deposit Agreement, including form of Depositary Receipt(b)

   4(j) Certificate of Trust of Bay View Capital I(b)

   4(k) Certificate of Trust of Bay View Capital II(b)

   4(l) Trust Agreement of Bay View Capital I(b)

   4(m) Trust Agreement of Bay View Capital II(b)

   4(n) Form of Amended and Restated Declaration of Trust of Bay View Capital I, including form of Trust Preferred Security(b)

   4(o) Form of Amended and Restated Declaration of Trust of Bay View Capital
        II, including form of Trust Preferred Security(b)

   4(p) Form of Preferred Securities Guarantee Agreement with respect to Trust
        Preferred Securities of Bay View Capital I(b)

   4(q) Form of Preferred Securities Guarantee Agreement with respect to Trust
        Preferred Securities of Bay View Capital II(b)

   4(r) Stockholder Protection Rights Agreement (the "Rights Agreement") dated as of July 31, 1990 between the Company and ChaseMellon Shareholder Services, L.L.C., as successor rights agent (incorporated by reference to the Company's Registration Statement on Form 8 filed on March 9, 1993 (Amendment No. 2 to the Company's Registration Statement on Form 8-A filed on August 6, 1990 (File No. 0-17901)))

   4(s) First Amendment to the Rights Agreement dated February 26, 1993
        (incorporated by reference to the Company's Registration Statement on Form 8 filed on March 9, 1993 (Amendment No. 2 to the Company's Registration Statement on Form 8-A filed on August 6, 1990 (File No. 0-17901)))

   4(t) Second Amendment to the Rights Agreement dated October 10, 1997
        (incorporated by reference to the Company's Registration Statement on Form 8 filed on October 10, 1997 (Amendment No. 3 to the Company's Registration Statement on Form 8-A filed on August 6, 1990 (File No. 0-17901)))

   4(u) Third Amendment to the Rights Agreement (incorporated by reference to the Company's Registration Statement on Form 8 filed on September 29, 1998 (Amendment No. 4 to the Company's Registration Statement on Form 8-A filed on August 6, 1990 (File No. 0-17901)))

   4(v) Form of Rights Certificate and Election to Exercise pursuant to Rights
        Agreement (incorporated by reference to the Company's Registration Statement on Form 8 filed on March 9, 1993 (Amendment No. 2 to the Company's Registration Statement on Form 8-A filed on August 6, 1990 (File No. 0-17901)))

   5(a) Opinion of Silver, Freedman & Taff, L.L.P. as to the validity of the Securities other than the Trust Preferred Securities(b)

   5(b) Opinion of Richards, Layton & Finger as to the validity of the Trust
        Preferred Securities(b)

  12(a) Computation of Ratio of Earnings to Fixed Charges(b)

  23(a) Consent of Deloitte & Touche LLP(b)

  23(b) Consent of KPMG Peat Marwick LLP(b)

  23(c) Consent of Silver, Freedman & Taff, L.L.P. (included in Exhibit 5(a))

  23(d) Consent of Richards, Layton & Finger (included in Exhibit 5(b))

  24 Power of Attorney of certain officers and directors (included as part of the signature pages hereof)(b)

  25(a) Form T-1 Statement of Eligibility of the trustee for Senior Debt
        Securities(c)

  25(b) Form T-1 Statement of Eligibility of the trustee for Subordinated Debt
        Securities(c)

  25(c) Form T-1 Statement of Eligibility of the trustee for the Junior
        Subordinated Debt Securities(c)

  25(d) Form T-1 Statement of Eligibility of the trustee with respect to the Amended and Restated Declaration of Trust of Bay View Capital I(c)

  25(e) Form T-1 Statement of Eligibility of the trustee with respect to the Amended and Restated Declaration of Trust of Bay View Capital II(c)

  25(f) Form T-1 Statement of Eligibility of the trustee with respect to the Preferred Securities Guarantee Agreement of Bay View Capital I(c)

  25(g) Form T-1 Statement of Eligibility of the trustee with respect to the Preferred Securities Guarantee Agreement of Bay View Capital II(c)

--------
(a) To be filed by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference in the Registration Statement.

(b)  Filed herewith.

(c) To be filed in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.

ITEM 17. UNDERTAKINGS

  The undersigned registrants hereby undertake:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any acts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that subparagraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed by a registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  The undersigned registrant hereby further undertakes that for the purpose of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants, pursuant to the provisions described under Item 15 or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification by it is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

  The undersigned registrants hereby undertake that:

  (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

  (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustees under subsection (a) of
Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, Bay View Capital Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California, on September 30, 1998.

                                          Bay View Capital Corporation

                                              /s/ Robert J. Flax
                                          By: _________________________________
                                              Robert J. Flax
                                              Executive Vice President,
                                              General Counsel and Secretary

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature to this Registration Statement appears below hereby constitutes and appoints Robert J. Flax and David A. Heaberlin, or any one or more of them, as such person's true and lawful attorney-in-fact and agent with full power of substitution for such person and in such person's name, place and stead, in any and all capacities, to sign and to file with the Securities and Exchange Commission any and all amendments and post-effective amendments to this Registration Statement, with exhibits thereto, any registration statement filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933 and any and all other documents filed in connection with such filings, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue thereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 30, 1998.

              SIGNATURE                                TITLE
              ---------                                -----
                                      Director, President and Chief Executive
       /s/ Edward H. Sondker          Officer (Principal Executive Officer)
 ____________________________________
          Edward H. Sondker

       /s/ David A. Heaberlin         Executive Vice President and Chief
 ____________________________________ Financial Officer (Principal Financial
          David A. Heaberlin          and Principal Accounting Officer)

        /s/ John R. McKean            Chairman and Director
 ____________________________________
            John R. McKean

                                      Director
 ____________________________________
          Paula R. Collins

        /s/ Roger K. Easley           Director
 ____________________________________
           Roger K. Easley

        /s/ Thomas M. Foster          Director
 ____________________________________
           Thomas M. Foster

              SIGNATURE               TITLE
              ---------               -----

        /s/ Stephen T. McLin          Director
 ____________________________________
           Stephen T. McLin


       /s/ Angelo J. Siracusa         Director
 ____________________________________
          Angelo J. Siracusa


       /s/ W. Blake Winchell          Director
 ____________________________________
          W. Blake Winchell


                                      Director
 ____________________________________
           George H. Krauss


        /s/ Robert M. Greber          Director
 ____________________________________
           Robert M. Greber

  Pursuant to the requirements of the Securities Act of 1933, Bay View Capital I certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California on September 30, 1998.

                                            Bay View Capital I

                                            By:  Bay View Capital Corporation,
                                                 as Sponsor

                                                 /s/ Robert J. Flax
                                            By: _______________________________
                                                Robert J. Flax
                                                Executive Vice President,
                                                General Counsel and Secretary

  Pursuant to the requirements of the Securities Act of 1933, Bay View Capital II certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California on September 30, 1998.

                                            Bay View Capital II

                                            By:  Bay View Capital Corporation,
                                                 as Sponsor

                                                 /s/ Robert J. Flax
                                            By: _______________________________
                                                Robert J. Flax
                                                Executive Vice President,
                                                General Counsel and Secretary

                                 EXHIBIT INDEX

                                                                   SEQUENTIALLY
 EXHIBIT                                                             NUMBERED
 NUMBER                        DESCRIPTION                             PAGE
 -------                       -----------                         ------------
   1(a)  Form of Underwriting Agreement for Subordinated Debt
         Securities (incorporated by reference from the
         Company's Registration Statement on Form S-3 (No. 333-
         29757))................................................

   1(b)  Form of Underwriting Agreement for the other Securities registered hereby(a)...................................

   4(a)  Restated Certificate of Incorporation of the Company,
         together with Certificate of Amendment of Restated
         Certificate of Incorporation (incorporated by reference
         to the Company's Registration Statement on Form S-3
         (No. 333-29757)).......................................

   4(b)  By-Laws of the Company (incorporated by reference to the Company's Current Report on Form 8-K filed on
         January 10, 1994 (File No. 0-17901))...................

   4(c)  Form of Senior Indenture(b)............................

   4(d)  Form of Subordinated Indenture(b)......................

   4(e)  Form of Junior Subordinated Indenture(b)...............

   4(f)  Form of Common Stock Warrant Agreement, including form of Warrant certificate(b)..............................

   4(g)  Form of Certificate of Designations for Preferred
         Stock(a)...............................................

   4(h)  Form of Debt Security(b)...............................

   4(i)  Form of Deposit Agreement, including form of Depositary
         Receipt(b).............................................

   4(j)  Certificate of Trust of Bay View Capital I(b)..........

   4(k)  Certificate of Trust of Bay View Capital II(b).........

   4(l)  Trust Agreement of Bay View Capital I(b)...............

   4(m)  Trust Agreement of Bay View Capital II(b)..............

   4(n)  Form of Amended and Restated Declaration of Trust of
         Bay View Capital I, including form of Trust Preferred
         Security(b)............................................

   4(o)  Form of Amended and Restated Declaration of Trust of
         Bay View Capital II, including form of Trust Preferred
         Security(b)............................................

   4(p)  Form of Preferred Securities Guarantee Agreement with respect to Trust Preferred Securities of Bay View
         Capital I(b)...........................................

   4(q)  Form of Preferred Securities Guarantee Agreement with respect to Trust Preferred Securities of Bay View
         Capital II(b)..........................................

   4(r)  Stockholder Protection Rights Agreement (the "Rights
         Agreement") dated as of July 31, 1990 between the
         Company and ChaseMellon Shareholder Services, L.L.C.,
         as successor rights agent (incorporated by reference to
         the Company's Registration Statement on Form 8 filed on
         March 9, 1993 (Amendment No. 2 to the Company's
         Registration Statement on Form 8-A filed on August 6,
         1990 (File No. 0-17901)))..............................

   4(s)  First Amendment to the Rights Agreement dated February
         26, 1993 (incorporated by reference to the Company's
         Registration Statement on Form 8 filed on March 9, 1993
         (Amendment No. 2 to the Company's Registration
         Statement on Form 8-A filed on August 6, 1990 (File No.
         0-17901))).............................................

                                                                    SEQUENTIALLY
 EXHIBIT                                                              NUMBERED
 NUMBER                         DESCRIPTION                             PAGE
 -------                        -----------                         ------------
   4(t)  Second Amendment to the Rights Agreement dated October
         10, 1997 (incorporated by reference to the Company's
         Registration Statement on Form 8 filed on October 10,
         1997 (Amendment No. 3 to the Company's Registration
         Statement on Form 8-A filed on August 6, 1990 (File No.
         0-17901)))..............................................

   4(u)  Third Amendment to the Rights Agreement (incorporated by reference to the Company's Registration Statement on
         Form 8 filed on September 29, 1998 (Amendment No. 4 to
         the Company's Registration Statement on Form 8-A filed
         on August 6, 1990 (File No. 0-17901)))..................

   4(v)  Form of Rights Certificate and Election to Exercise
         pursuant to Rights Agreement (incorporated by reference
         to the Company's Registration Statement on Form 8 filed
         on March 9, 1993 (Amendment No. 2 to the Company's
         Registration Statement on Form 8-A filed on August 6,
         1990 (File No. 0-17901)))...............................

   5(a)  Opinion of Silver, Freedman & Taff, L.L.P. as to the
         validity of the Securities other than the Trust
         Preferred Securities(b).................................

   5(b)  Opinion of Richards, Layton & Finger as to the validity of the Trust Preferred Securities(b)....................

  12(a)  Computation of Ratio of Earnings to Fixed Charges(b)....

  23(a)  Consent of Deloitte & Touche LLP(b).....................

  23(b)  Consent of KPMG Peat Marwick LLP(b).....................

  23(c)  Consent of Silver, Freedman & Taff, L.L.P. (included in
         Exhibit 5(a))...........................................

  23(d)  Consent of Richards, Layton & Finger (included in
         Exhibit 5(b))...........................................

  24     Power of Attorney of certain officers and directors
         (included as part of the signature pages hereof)(b).....

  25(a)  Form T-1 Statement of Eligibility of the trustee for
         Senior Debt Securities(c)...............................

  25(b)  Form T-1 Statement of Eligibility of the trustee for
         Subordinated Debt Securities(c).........................

  25(c)  Form T-1 Statement of Eligibility of the trustee for the
         Junior Subordinated Debt Securities(c)..................

  25(d)  Form T-1 Statement of Eligibility of the trustee with respect to the Amended and Restated Declaration of Trust
         of Bay View Capital I(c)................................

  25(e)  Form T-1 Statement of Eligibility of the trustee with respect to the Amended and Restated Declaration of Trust
         of Bay View Capital II(c)...............................

  25(f)  Form T-1 Statement of Eligibility of the trustee with respect to the Preferred Securities Guarantee Agreement
         of Bay View Capital I(c)................................

  25(g)  Form T-1 Statement of Eligibility of the trustee with respect to the Preferred Securities Guarantee Agreement
         of Bay View Capital II(c)...............................

--------
(a) To be filed by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference in the Registration Statement.

(b)  Filed herewith.

(c) To be filed in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.